EXECUTION COPY







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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      among

                             ROMARCO MINERALS INC.,

                           ROMARCO MERGER CORPORATION

                                       and

                            WESTERN GOLDFIELDS, INC.



                         Dated as of September 30, 2005






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
                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   THE MERGER

SECTION 1.01. The Merger......................................................2
SECTION 1.02. Effective Time; Closing.........................................2
SECTION 1.03. Effect of the Merger............................................2
SECTION 1.04. Certificate of Incorporation; By-laws...........................2
SECTION 1.05. Directors and Officers..........................................2

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01. Conversion of Securities........................................3
SECTION 2.02. [Reserved]......................................................3
SECTION 2.03. Exchange of Certificates........................................3
SECTION 2.04. [Reserved]......................................................6
SECTION 2.05. Stock Transfer Books of Western.................................6
SECTION 2.06. [Reserved]......................................................7
SECTION 2.07. Western Stock Options...........................................7
SECTION 2.08. [Reserved]......................................................8
SECTION 2.09. Western Warrants................................................8
SECTION 2.10. [Reserved]......................................................8
SECTION 2.11. [Reserved]......................................................8
SECTION 2.12. [Reserved]......................................................8
SECTION 2.13. Dissenting Shares...............................................9
SECTION 2.14. [Reserved]......................................................9
SECTION 2.15. Affiliates of Western...........................................9

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF WESTERN

SECTION 3.01. Corporate Organization..........................................9
SECTION 3.02. Articles of Incorporation and By-laws...........................10
SECTION 3.03. Capitalization..................................................10
SECTION 3.04. Authority Relative to This Agreement............................11
SECTION 3.05. No Conflict; Required Filings and Consents......................12
SECTION 3.06. Permits; Compliance.............................................12
SECTION 3.07. SEC Filings; Financial Statements...............................13
SECTION 3.08. Absence of Certain Changes or Events............................15
SECTION 3.09. Absence of Litigation...........................................15

SECTION 3.10. Employee Benefit Plans..........................................16
SECTION 3.11. Labor and Employment Matters....................................18
SECTION 3.12. Mineral Properties..............................................19
SECTION 3.13. Intellectual Property...........................................20
SECTION 3.14. Taxes...........................................................21
SECTION 3.15. Environmental Matters...........................................21
SECTION 3.16. Material Contracts..............................................22
SECTION 3.17. Insurance.......................................................23
SECTION 3.18. Board Approval; Vote Required...................................24
SECTION 3.19. Certain Business Practices......................................24
SECTION 3.20. Interested Party Transactions...................................25
SECTION 3.21. Opinion of Financial Advisor....................................25
SECTION 3.22. Brokers.........................................................25
SECTION 3.23. Description of Reserves.........................................25
SECTION 3.24. Bank Accounts...................................................25
SECTION 3.25. Directors, Officers and Certain Employees.......................25

                                   ARTICLE IV

                                   [RESERVED]


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF ROMARCO

SECTION 5.01. Corporate Organization..........................................26
SECTION 5.02. Articles and By-Laws............................................26
SECTION 5.03. Capitalization..................................................27
SECTION 5.04. Authority Relative to This Agreement............................28
SECTION 5.05. No Conflict; Required Filings and Consents......................28
SECTION 5.06. Permits; Compliance.............................................29
SECTION 5.07. Security Filings; Financial Statements..........................29
SECTION 5.08. Absence of Certain Changes or Events............................32
SECTION 5.09. Absence of Litigation...........................................32
SECTION 5.10. Mineral Properties..............................................32
SECTION 5.11. Intellectual Property...........................................33
SECTION 5.12. Taxes...........................................................34
SECTION 5.13. Environmental Matters...........................................35
SECTION 5.14. Material Contracts..............................................35
SECTION 5.15. Insurance.......................................................37
SECTION 5.16. Board Approval; Vote Required...................................37
SECTION 5.17. Certain Business Practices......................................38
SECTION 5.18. Interested Party Transactions...................................38
SECTION 5.19. Operations of Merger Sub........................................38
SECTION 5.20. Ownership of Capital Stock......................................38
SECTION 5.21. Opinion of Financial Advisor....................................38

SECTION 5.22. Brokers.........................................................38
SECTION 5.23. Description of Reserves.........................................39
SECTION 5.24. Labor and Employment Matters....................................39
SECTION 5.25. Bank Accounts...................................................40
SECTION 5.26. Directors, Officers and Certain Employees.......................40

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01. Conduct of Business by Western Pending the Merger...............40
SECTION 6.02. [Reserved]......................................................42
SECTION 6.03. Conduct of Business by Romarco Pending the Merger...............42

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

SECTION 7.01. Registration Statement; Proxy Statement.........................45
SECTION 7.02. Shareholders' Meetings..........................................46
SECTION 7.03. Access to Information; Confidentiality..........................47
SECTION 7.04. No Solicitation of Transactions.................................47
SECTION 7.05. [Reserved]......................................................51
SECTION 7.06. Directors' and Officers' Insurance..............................51
SECTION 7.07. Notification of Certain Matters.................................51
SECTION 7.08. Western Affiliates..............................................51
SECTION 7.09. [Reserved]......................................................52
SECTION 7.10. Further Action; Reasonable Best Efforts.........................52
SECTION 7.11. [Reserved]......................................................52
SECTION 7.12. Obligations of Merger Sub.......................................52
SECTION 7.13. Consents of Accountants.........................................52
SECTION 7.14. TSX Listing.....................................................52
SECTION 7.15. [Reserved]......................................................53
SECTION 7.16. Public Announcements............................................53
SECTION 7.17. Board of Directors of Romarco...................................53
SECTION 7.18. Western Financing...............................................53
SECTION 7.19. Officers of Romarco.............................................53

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

SECTION 8.01. Conditions to the Obligations of Each Party.....................53
SECTION 8.02. Conditions to the Obligations of Romarco and Merger Sub.........54
SECTION 8.03. Conditions to the Obligations of Western........................55

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01. Termination.....................................................55
SECTION 9.02. Effect of Termination...........................................57
SECTION 9.03. Fees and Expenses...............................................57
SECTION 9.04. Amendment.......................................................60
SECTION 9.05. Waiver..........................................................60

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01. Non-Survival of Representations, Warranties and Agreements.....60
SECTION 10.02. Notices........................................................60
SECTION 10.03. Certain Definitions............................................61
SECTION 10.04. Severability...................................................67
SECTION 10.05. Entire Agreement; Assignment...................................67
SECTION 10.06. Parties in Interest............................................67
SECTION 10.07. Specific Performance...........................................67
SECTION 10.08. Governing Law..................................................67
SECTION 10.09. Headings.......................................................68
SECTION 10.10. Counterparts...................................................68
SECTION 10.11. Waiver of Jury Trial...........................................68

      AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of September 30, 2005 (this "Agreement"), among ROMARCO MINERALS INC., an Ontario corporation ("Romarco"), ROMARCO MERGER CORPORATION, a Delaware corporation and a wholly owned subsidiary of Romarco ("Merger Sub"), and WESTERN GOLDFIELDS, INC., an Idaho corporation ("Western").

      WHEREAS, upon the terms and subject to the conditions of this Agreement, Romarco and Western will enter into a business combination transaction pursuant to which, in accordance with the Idaho Business Corporation Act (the "IBCA"), Merger Sub will merge with and into Western (the "Merger");

      WHEREAS, the Board of Directors of Western (the "Western Board") has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Western and fair to, and in the best interests of, Western and its shareholders and has approved and adopted this Agreement and declared its advisability and approved the Merger and each of the other transactions contemplated by this Agreement (the "Transactions") and (ii) has recommended the approval and adoption of this Agreement by the shareholders of Western;

      WHEREAS, Romarco and Western have entered into a Stock Option Agreement, dated as of August 25, 2005 (the "Western Stock Option Agreement"), pursuant to which, among other things, Western has granted to Romarco an option to purchase from Western common stock, par value $0.01 per share, of Western ("Western Common Stock") representing 19.9% of the issued and outstanding shares of Western Common Stock at the first time of the exercise of such option at a purchase price of US$0.16 per share, subject to the conditions set forth therein;

      WHEREAS, Romarco and Western have entered into a Stock Option
Agreement, dated as of August 25, 2005 (the "Romarco Stock Option Agreement" and, together with the Western Stock Option Agreement, the "Stock Option Agreements"), pursuant to which, among other things, Romarco has granted to Western an option to purchase from Romarco common shares, without par value, of Romarco ("Romarco Common Stock") representing 19.9% of the issued and outstanding shares of Romarco Common Stock at the first time of the exercise of such option at a purchase price of Cdn$0.175 per share, subject to the conditions set forth therein;

      WHEREAS, the Board of Directors of Romarco (the "Romarco Board") (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Romarco and fair to, and in the best interests of, Romarco and its shareholders and has approved and adopted this Agreement, the Merger and the Transactions and (ii) has recommended that the shareholders of Romarco vote to approve (x) the issuance of Romarco Common Stock to the shareholders of Western pursuant to the terms of this Agreement (the "Share Issuance") and (y) the change of Romarco's name in connection with the Merger (the "Change of Name" and, together with the Share Issuance, the "Romarco Transactions");

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Romarco, Merger Sub and Western hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

      SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VIII, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into Western in accordance with the IBCA. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Western shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

      SECTION 1.02. Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VIII, the parties hereto shall each use its best efforts to cause the Merger to be consummated by filing this Agreement or certificate of merger or certificate of ownership and merger (in any case, the "Certificate of Merger") with the Secretary of State of the State of Idaho in such form as is required by, and executed in accordance with, the relevant provisions of the IBCA (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger) being the "Effective Time"). Immediately prior to such filing of the Certificate of Merger, a closing of the Transactions (the "Closing") shall be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII.

      SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the IBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Western and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Western and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

      SECTION 1.04. Certificate of Incorporation; By-laws. (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that, at the Effective Time,
Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Western Goldfields, Inc."

      (b) At the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-laws.

      SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

      SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Western or the holders of any of the following securities:

      (a) each share of Western Common Stock (all issued and outstanding shares of Western Common Stock being hereinafter collectively referred to as the "Western Shares") issued and outstanding immediately prior to the Effective Time (other than any Western Shares to be canceled pursuant to Section 2.01(b) and any Dissenting Shares (as hereinafter defined)) shall be canceled and shall be converted automatically, subject to Section 2.03, into the right to receive 2 (the "Exchange Ratio") shares of Romarco Common Stock (the "Merger Consideration"), payable upon surrender, in the manner provided in Section 2.03, of the certificate that formerly evidenced such Western Share;

      (b) each Western Share held in the treasury of Western and each Western Share owned by Romarco or any direct or indirect wholly owned subsidiary of Romarco or of Western immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

      (c) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and

      (d) each share of Series "A-1" Convertible Preferred Stock of Western (all issued and outstanding shares of Series "A-1" Convertible Preferred Stock of Western being hereinafter collectively referred to as the "Western Series A Preferred Stock") issued and outstanding immediately prior to the Effective Time shall be canceled and shall be converted (in accordance with the terms of such Western Series A Preferred Stock) into shares of Western Common Stock, which shall then be cancelled and converted into the right to receive the Merger Consideration in accordance with Section 2.01(a) of this Agreement.

      SECTION 2.02. [Reserved].

      SECTION 2.03. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Romarco shall have deposited, or shall have caused to be deposited, with such bank, transfer agent or trust company to be agreed upon by Romarco and Western (the "Exchange Agent"), for the benefit of the holders of Western Shares, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Romarco Common Stock issuable pursuant to Section 2.01 as of the Effective Time, and cash, from time to time as required to make payments in lieu of any fractional shares pursuant to Section 2.03(e) (such cash and certificates for shares of Romarco Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Romarco Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by Section 2.03(g) hereof, the Exchange Fund shall not be used for any other purpose.

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

      (b) Exchange Procedures. As promptly as practicable after the Effective Time, and in any event within five business days of the Effective Time, Romarco shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of Western Shares entitled to receive the Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Western Shares (the "Western Certificates") shall pass, only upon proper delivery of the Western Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Western Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Western Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Western Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Romarco Common Stock which such holder has the right to receive in respect of the Western Shares formerly represented by such Western Certificate (after taking into account all Western Shares then held by such holder), cash in lieu of any fractional shares of Romarco Common Stock to which such holder is entitled pursuant to Section 2.03(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.03(c), and the Western Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Western Shares that is not registered in the transfer records of Western, a certificate representing the proper number of shares of Romarco Common Stock, cash in lieu of any fractional shares of Romarco Common Stock to which such holder is entitled pursuant to Section 2.03(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.03(c) may be issued to a transferee if the Western Certificate representing such Western Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.03, each Western Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Romarco Common Stock, cash in lieu of any fractional shares of Romarco Common Stock to which such holder is entitled pursuant to
Section 2.03(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.03(c).

      (c) Distributions with Respect to Unexchanged Shares of Romarco Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Romarco Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Western Certificate with respect to the shares of Romarco Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.03(e), until the holder of such Western Certificate shall surrender such Western Certificate. Subject to the effect of escheat, tax or other applicable

Laws (as defined in Section 3.05(a)), following surrender of any such Western Certificate, there shall be paid to the holder of the certificates representing whole shares of Romarco Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Romarco Common Stock to which such holder is entitled pursuant to Section 2.03(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Romarco Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Romarco Common Stock.

      (d) No Further Rights in Western Common Stock. All shares of Romarco Common Stock issued upon surrender of a Western Certificate in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.03(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to the Western Shares formerly represented by such Western Certificate.

      (e) No Fractional Shares. No certificates or scrip representing fractional shares of Romarco Common Stock shall be issued upon the surrender for exchange of Western Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Romarco. Each holder of a fractional share interest shall be paid an amount in cash (without interest and subject to the amount of any withholding taxes as contemplated in Section 2.3(i)) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the average of the per share closing prices on the TSX Venture Exchange (the "TSX Venture") of shares of Romarco Common Stock during the twenty consecutive trading days immediately preceding the date of the Effective Time, converted from Canadian dollars to United States dollars at the noon buying rate quoted by the Federal Reserve Bank of New York on such trading day. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Romarco, and Romarco shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Sections 2.03(b) and
(c).

      (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Romarco Common Stock or Western Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Romarco Common Stock or Western Common Stock occurring on or after the date hereof and prior to the Effective Time.

      (g) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Western Common Stock for twelve months after the Effective Time shall be delivered to Romarco, upon demand, and any holder of Western Common Stock who has not theretofore complied with this
Article II shall thereafter look only to Romarco for the shares of Romarco Common Stock, any cash in lieu of fractional shares of Romarco Common Stock to which they are entitled pursuant to Section 2.03(e) and any dividends or other distributions with respect to the Romarco Common Stock to which they are entitled pursuant to Section 2.03(c). Any portion of the Exchange Fund remaining unclaimed by holders of Western Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Romarco free and clear of any claims or interest of any person previously entitled thereto.

      (h) No Liability. None of the Exchange Agent, Romarco or the Surviving Corporation shall be liable to any holder of Western Shares for any such Western Shares (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

      (i) Withholding Rights. Each of the Surviving Corporation and Romarco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Western Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Romarco, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Western Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Romarco, as the case may be.

      (j) Lost Certificates. If any Western Certificate shall have been lost, misplaced, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Western Certificate to be lost, misplaced, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Western Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Western Certificate the shares of Romarco Common Stock, any cash in lieu of fractional shares of Romarco Common Stock to which the holders thereof are entitled pursuant to Section 2.03(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 2.03(c).

      SECTION 2.04. [Reserved].

      SECTION 2.05. Stock Transfer Books of Western. At the Effective Time, the stock transfer books of Western shall be closed and there shall be no further registration of transfers of Western Shares thereafter on the records of Western. From and after the Effective Time, the holders of Western Certificates representing Western Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Western Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Western Certificates presented to the Exchange Agent or Romarco for any reason shall be converted into shares of Romarco Common Stock, any cash in lieu of fractional shares of Romarco Common Stock to which the holders thereof are entitled pursuant to Section 2.03(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.03(c).

      SECTION 2.06. [Reserved].

      SECTION 2.07. Western Stock Options. (a) All options to purchase shares of Western Common Stock (the "Western Stock Options") outstanding, whether or not exercisable and whether or not vested, at the Effective Time shall remain outstanding following the Effective Time. At the Effective Time, the Western Stock Options shall, by virtue of the Merger and without any further action on the part of Western or the holder thereof, be assumed by Romarco in such manner that Romarco (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder or (ii) to the extent that Section 424 of the Code does not apply to any such Western Stock Options, would be such a corporation were Section 424 of the Code applicable to such Western Stock Options. From and after the Effective Time, all references to Western in the applicable stock option agreements shall be deemed to refer to Romarco. Each Western Stock Option assumed by Romarco (each, a "Substitute Option") shall be exercisable upon the same terms and conditions as under the applicable option agreement, except that
(A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Romarco Common Stock (rounded down to the nearest whole share) equal to the number of shares of Western Common Stock subject to such Western Stock Option multiplied by the Exchange Ratio; and
(B) the option price per share of Romarco Common Stock shall be an amount equal to the option price per share of Western Common Stock subject to such Western Stock Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). Such Substitute Option shall otherwise be subject to the same terms and conditions as such Western Stock Option.

      (b) As soon as practicable after the Effective Time, Romarco shall deliver, or cause to be delivered, to each holder of a Substitute Option an appropriate notice setting forth such holder's rights pursuant thereto and such Substitute Option shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this Section 2.07 after giving effect to the Merger). Romarco shall comply with the terms of all such Substitute Options and ensure that Substitute Options that qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. Romarco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Romarco Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section
2.07. As soon as practicable after the Effective Time, the shares of Romarco Common Stock subject to Substitute Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Romarco shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as Substitute Options remain outstanding. In addition, Romarco shall use all reasonable efforts to cause the shares of Romarco Common Stock subject to Substitute Options to be listed on the TSX Venture or the Toronto Stock Exchange (the "TSX") and such other exchanges as Romarco shall determine.

      (c) On or after the date of this Agreement and prior to the Effective Time, each of Romarco and Western shall take all necessary action such that, with respect to each member of the Western Board and each employee of Western that is subject to Section 16 of the

Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the acquisition by such person of Romarco Common Stock or Substitute Options in the Merger and the disposition by any such person of Romarco Common Stock or Western Stock Options pursuant to the Transactions shall be exempt from the short-swing profit liability rules of
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

      SECTION 2.08. [Reserved].

      SECTION 2.09. Western Warrants. (a) All warrants to purchase shares of Western Common Stock (the "Western Warrants") outstanding at the Effective Time shall remain outstanding following the Effective Time. At the Effective Time, the Western Warrants shall, by virtue of the Merger and without any further action on the part of Western or the holder thereof, be assumed by Romarco. From and after the Effective Time, all references to Western in the applicable warrant agreements pursuant to which such Western Warrants were issued ("Western Warrant Agreements") shall be deemed to refer to Romarco, which shall have assumed the Western Warrants and the Western Warrant Agreements as of the Effective Time by virtue of this Agreement and without any further action. Each Western Warrant assumed by Romarco (each, a "Substitute Warrant") shall be exercisable upon the same terms and conditions as under the applicable Western Warrant Agreement, except that (A) each such Substitute Warrant shall be exercisable for, and represent the right to acquire, that whole number of shares of Romarco Common Stock (rounded down to the nearest whole share) equal to the number of shares of Western Common Stock subject to such Western Warrant multiplied by the Exchange Ratio; and (B) the exercise price per share of Romarco Common Stock shall be an amount equal to the exercise price per share of Western Common Stock subject to such Western Warrant in effect immediately prior to the Effective Time divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded upward to the nearest full cent). Such Substitute Warrants shall otherwise be subject to the same terms and conditions as such Western Warrants.

      (b) As soon as practicable after the Effective Time, Romarco shall deliver, or cause to be delivered, to each holder of a Substitute Warrant an appropriate notice setting forth such holder's rights pursuant thereto and such Substitute Warrant shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this Section 2.09 after giving effect to the Merger). Romarco shall comply with the terms of all such Substitute Warrants. Romarco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Romarco Common Stock for delivery upon exercise of Substitute Warrants pursuant to the terms set forth in this Section 2.09. In addition, Romarco shall use all reasonable efforts to cause the shares of Romarco Common Stock subject to Substitute Warrants to be listed on the TSX Venture or the TSX and such other exchanges as Romarco shall determine.

      SECTION 2.10. [Reserved].

      SECTION 2.11. [Reserved].

      SECTION 2.12. [Reserved].

      SECTION 2.13. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the IBCA, Western Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 1302 of the IBCA (collectively, the "Dissenting Shares") shall not be converted into, or represent the right to receive, the Merger Consideration. Such shareholders shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of such Section 1302 of the IBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Dissenting Shares under such Section 1302 of the IBCA shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.03, of the certificate or certificates that formerly evidenced such Western Shares.

      (b) Western shall give Romarco (i) prompt notice of any demands for appraisal received by Western, withdrawals of such demands, and any other instruments served pursuant to the IBCA and received by Western and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the IBCA. Western shall not, except with the prior written consent of Romarco, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

      SECTION 2.14. [Reserved].

      SECTION 2.15. Affiliates of Western. Notwithstanding anything to the contrary herein, no Merger Consideration shall be delivered to a person who may be deemed an "affiliate" of Western in accordance with Section 7.08 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), until such person has executed and delivered to Romarco an executed copy of the affiliate letter contemplated in Section 7.08 hereof.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF WESTERN

         Western hereby represents and warrants to Romarco that, except as set forth in the Western Disclosure Schedule that has been prepared by Western and provided by Western to Romarco in connection with the execution and delivery of this Agreement (the "Western Disclosure Schedule") as of the date hereof:

      SECTION 3.01. Corporate Organization. (a) Each of Western and each subsidiary of Western (each a "Western Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have a Western Material Adverse Effect (as defined in Section 10.03(a)). Each of Western and the Western Subsidiaries is duly qualified or licensed as a foreign corporation to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have a Western Material Adverse Effect.

      (b) A true and complete list of all the Western Subsidiaries, together with the jurisdiction of incorporation of each Western Subsidiary and the percentage of the outstanding capital stock of each Western Subsidiary owned by Western and each other Western Subsidiary, is set forth in Section 3.01(b) of the Western Disclosure Schedule. Western does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

      SECTION 3.02. Articles of Incorporation and By-laws. Western has heretofore furnished to Romarco a complete, true and correct copy of the Articles of Incorporation and the By-laws or equivalent organizational documents, each as amended to date, of Western and each Western Subsidiary. Such Articles, By-laws or equivalent organizational documents are in full force and effect. Neither Western nor any Western Subsidiary is in violation of any of the provisions of its Articles of Incorporation, By-laws or equivalent organizational documents, except for such violations that could not reasonably be expected to have a Western Material Adverse Effect.

      SECTION 3.03. Capitalization. (a) The authorized capital stock of Western consists of (i) 100,000,000 shares of Western Common Stock and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share ("Western Preferred Stock"). As of the date of this Agreement, (i) 38,891,810 shares of Western Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Western Common Stock are held in the treasury of Western, (iii) no shares of Western Common Stock are held by subsidiaries of Western, and (iv) 30,504,591 shares of Western Common Stock are reserved for future issuance pursuant to outstanding Western Stock Options and other purchase rights (the "Western Stock Awards"). As of the date of this Agreement, 1,000,000 shares of Western Series A Preferred Stock, which are convertible into 1,000,000 shares of Western Common Stock, are issued and outstanding and nil other shares of Western Preferred Stock are issued and outstanding. Except as set forth in this Section 3.03, there are no options, warrants or other rights, agreements, arrangements or commitments of any character, to which Western or any Western Subsidiary is a party, relating to the issued or unissued capital stock of Western or any Western Subsidiary or obligating Western or any Western Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Western or any Western Subsidiary. Section 3.03(a) of the Western Disclosure Schedule sets forth the following information with respect to each Western Stock Award outstanding as of the date of this Agreement: (i) the name and address of the Western Stock Award recipient; (ii) the particular plan pursuant to which such Western Stock Award was granted; (iii) the number of shares of Western Common Stock subject to such Western Stock Award; (iv) the exercise or purchase price of such Western Stock Award; (v) the date on which such Western Stock Award was granted; (vi) the applicable vesting schedule; (vii) the date on which such Western Stock Award expires; and (viii) whether the exercisability of or right to repurchase of such Western Stock Award will be accelerated in any way by the Transactions, and indicates the extent of acceleration. Western has made available to Romarco accurate and complete copies of all Western Plans (as defined in Section 3.10(a)) pursuant to which Western has granted the Western Stock Awards that are currently outstanding and the form of all stock award agreements evidencing such Western Stock Awards. All shares of Western Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Western or any Western Subsidiary to repurchase, redeem or otherwise acquire any shares of Western Common Stock or any capital stock of any Western Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Western Subsidiary or any other person. There are no commitments or agreements of any character to which Western is bound obligating Western to accelerate the vesting of any Western Stock Award as a result of the Merger. All outstanding shares of Western Common Stock, all outstanding Western Stock Awards, and all outstanding shares of capital stock of each Western Subsidiary have been issued and granted in compliance with (i) all applicable securities laws and other applicable Laws and (ii) all requirements set forth in applicable contracts.

      (b) Each outstanding share of capital stock of each Western Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by Western or another Western Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Western's or any Western Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

      SECTION 3.04. Authority Relative to This Agreement. Western has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to the approval of this Agreement by its shareholders and any applicable regulatory approvals, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Western and the consummation by Western of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Western are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of Western Common Stock and Western Series A Preferred Stock, if and to the extent required by applicable law, and the filing and recordation of appropriate merger documents as required by the IBCA). This Agreement has been duly and validly executed and delivered by Western and, assuming the due authorization, execution and delivery of this Agreement by Romarco and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of Western, enforceable against Western in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). No state takeover statute is applicable to the Merger or the other Transactions.

      SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Western do not, and the performance of this Agreement by Western will not, (i) conflict with or violate the Articles of Incorporation or By-laws or any equivalent organizational documents of Western or any Western Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate any United States, Canadian or other non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to Western or any Western Subsidiary or by which any property or asset of Western or any Western Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Western or any Western Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Western Permit (as defined below), franchise or other instrument or obligation to which Western or any Western Subsidiary is a party or by which Western or any Western Subsidiary or any of their assets or properties is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected to have a Western Material Adverse Effect.

      (b) The execution and delivery of this Agreement by Western do not, and the performance of this Agreement by Western will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local, Canadian or other non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), except (i) for applicable requirements, if any, of the Exchange Act, state and provincial securities or "blue sky" laws ("Blue Sky Laws") and filing and recordation of appropriate merger documents as required by the IBCA, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected to have a Western Material Adverse Effect.

      SECTION 3.06. Permits; Compliance. Each of Western and the Western Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of Western or the Western Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Western Permits"), except where the failure to have, or the suspension or cancellation of, any of the Western Permits could not reasonably be expected to have a Western Material Adverse Effect. No suspension or cancellation of any of the Western Permits is pending or, to the knowledge of Western, threatened, except where the failure to have, or the suspension or cancellation of, any of the Western Permits could not reasonably be expected to have a Western Material Adverse Effect. Neither Western nor any Western Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to Western or any Western Subsidiary or by which any property or asset of Western or any Western Subsidiary is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Western Permit, franchise or other instrument or obligation to which Western or any Western Subsidiary is a party or by which Western or any Western Subsidiary or any property or asset of Western or any Western Subsidiary is bound, except for any such conflicts, defaults, breaches or violations that could not reasonably be expected to have a Western Material Adverse Effect.

      SECTION 3.07. SEC Filings; Financial Statements. (a) Western has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 20, 2004 (collectively, the "Western SEC Reports"). The Western SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act or the Exchange Act, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Western Subsidiary is required to file any form, report or other document with the SEC.

      (b) Each of the consolidated financial statements (including, in each case, any schedules and notes thereto) contained in the Western SEC Reports was prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Western and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and could not reasonably be expected to have, a Western Material Adverse Effect).

      (c) Except as and to the extent set forth on the consolidated balance sheet of Western and the consolidated Western Subsidiaries as at December 31, 2004, including the notes thereto (the "Western Balance Sheet"), neither Western nor any Western Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet prepared in accordance with U.S. GAAP, except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since December 31, 2004, which are not, individually or in the aggregate, material to Western and the Western Subsidiaries taken as a whole.

      (d) Western has heretofore furnished to Romarco complete and correct copies of all amendments and modifications that have not been filed by Western with the SEC to all agreements, documents and other instruments that previously had been filed by Western with the SEC and are currently in effect.

      (e) Western has made available to Romarco all comment letters received by Western from the SEC or the staff thereof since January 20, 2004 and all responses to such comment letters filed by or on behalf of Western.

      (f) To Western's knowledge, each director and executive officer of Western has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act since January 20, 2004.

      (g) Western has timely filed and made available to Romarco all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Western SEC Report. Western maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Western and the Western Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Western's SEC filings and other public disclosure documents. Western has made available to Romarco complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. As used in this Section 3.07, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

      (h) Western maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP. Western and the Western Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Western has made available to Romarco complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

      (i) Since December 31, 2002, neither Western nor any Western Subsidiary nor, to Western's knowledge, any director, officer, employee, auditor, accountant or representative of Western or any Western Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Western or any Western Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Western or any Western Subsidiary has engaged in questionable accounting or auditing practices. No attorney representing Western or any Western Subsidiary, whether or not employed by Western or any Western Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Western or any of its officers, directors, employees or agents to the Western Board or any committee thereof or to any director or officer of Western. Since December 31, 2002, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Western Board or any committee thereof.

      (j) To the knowledge of Western, no employee of Western or any Western Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. Neither Western nor any Western Subsidiary nor any officer, employee, contractor, subcontractor or agent of Western or any such Western Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Western or any Western Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. ss. 1514A(a).

      (k) All accounts receivable of Western and the Western Subsidiaries reflected on the Western Balance Sheet or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with SEC regulations and U.S. GAAP applied on a consistent basis and are not subject to valid defenses, setoffs or counterclaims. Western's reserve for contractual allowances and doubtful accounts is adequate and has been calculated in a manner consistent with past practices. Since the date of the Western Balance Sheet, neither Western nor any of the Western Subsidiaries has modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which Western or any of the Western Subsidiaries record sales.

      (l) Except as otherwise disclosed in Section 3.07(l) of the Western Disclosure Schedule, all accounts payable of Western and the Western Subsidiaries reflected on the Western Balance Sheet or arising thereafter are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since the date of the Western Balance Sheet, Western and the Western Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

      (m) All asset retirement obligations of Western and the Western Subsidiaries reflected on the Western Balance Sheet are recorded in accordance with SEC regulations and U.S. GAAP. Western's reserve for asset retirement obligations is adequate and has been calculated in a manner consistent with past practices. Since the date of the Western Balance Sheet, neither Western nor any of the Western Subsidiaries has modified or changed in any material respect its practices or methods in accordance with which Western records asset retirement obligations.

      SECTION 3.08. Absence of Certain Changes or Events. Since December 31, 2004, except as expressly contemplated by this Agreement, (i) Western and the Western Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (ii) there has not been any Western Material Adverse Effect, and (iii) none of Western or any Western Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.01.

      SECTION 3.09. Absence of Litigation. Except as otherwise disclosed in
Section 3.09 of the Western Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of Western, threatened against or affecting Western or any Western Subsidiary, or any property or asset of Western or any Western Subsidiary, before any Governmental Authority that individually or in the aggregate, has had, or could reasonably be expected to have, a Western Material Adverse Effect. Neither Western nor any Western Subsidiary nor any material property or asset of Western or any Western Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Western, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, that could reasonably be expected to have a Western Material Adverse Effect.

      SECTION 3.10. Employee Benefit Plans. (a) Section 3.10(a) of the Western Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which Western or any Western Subsidiary is a party, with respect to which Western or any Western Subsidiary has any obligation or which are maintained, contributed to or sponsored by Western or any Western Subsidiary for the benefit of any current or former employee, officer or director of Western or any Western Subsidiary, (ii) each employee benefit plan for which Western or any Western Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which Western or any Western Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between Western or any Western Subsidiary and any employee of Western or any Western Subsidiary including, without limitation, any contracts, arrangements or understandings relating in any way to a sale of Western or any Western Subsidiary (collectively, the "Western Plans"). Western has made available to Romarco true and complete copies of (A) such Western Plans, (B) the most recently filed Internal Revenue Service ("IRS") Form 5500, if any, (C) the most recent summary plan description for each Western Plan for which a summary plan description is required by applicable law,
(D) the most recently received IRS determination letter, if any, issued by the IRS with respect to any Western Plan that is intended to qualify under Section 401(a) of the Code, and (E) the most recently prepared actuarial report or financial statement, if any, relating to a Western Plan. Neither Western nor any Western Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Western Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

      (b) None of the Western Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which Western or any Western Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Western Multiple Employer Plan"). None of the Western Plans
(i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates Western or any Western Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement, or (iii) obligates Western or any Western Subsidiary to make any payment or provide any benefit as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Western Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Western or any Western Subsidiary. Each of the Western Plans is subject only to the Laws of the United States or a political subdivision thereof.

      (c) Each Western Plan is now and always has been operated in accordance with its terms and in compliance with all applicable Laws, including, without limitation, ERISA and the Code, except where such non-compliance could not reasonably be expected to have a Western Material Adverse Effect. Western and the Western Subsidiaries have performed all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Western Plan. No Action is pending or, to the knowledge of Western, threatened with respect to any Western Plan (other than claims for benefits in the ordinary course) that could reasonably be expected to have a Western Material Adverse Effect and no fact or event exists that could reasonably be expected to give rise to any such Action.

      (d) Each Western Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Western Plan for which determination letters are currently available that the Western Plan is so qualified and each trust established in connection with any Western Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Western Plan or the exempt status of any such trust.

      (e) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Western Plan. Neither Western nor any Western Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Western Multiple Employer Plan, and no fact or event exists which could reasonably be expected to give rise to any such liability.

      (f) All contributions, premiums or payments required to be made with respect to any Western Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists which could reasonably be expected to give rise to any such challenge or disallowance.

      (g) All directors, officers, management employees, and technical and professional employees of Western and the Western Subsidiaries are under written obligation to Western and the Western Subsidiaries to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to Western and the Western Subsidiaries all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

      (h) There is no Western Plan that is not subject to United States law.

      SECTION 3.11. Labor and Employment Matters. (a) (i) There are no material employment or labor controversies pending or, to the knowledge of Western, threatened between Western or any Western Subsidiary and any of their respective employees;

            (ii) neither Western nor any Western Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Western or any Western Subsidiary, nor, to the knowledge of Western, are there any activities or proceedings of any labor union to organize any such employees;

            (iii) neither Western nor any Western Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against Western or any Western Subsidiary under any such agreement or contract;

            (iv) there are no unfair labor practice complaints pending against Western or any Western Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of Western or any Western Subsidiary; and

            (v) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of Western, threat thereof, by or with respect to any employees of Western or any Western Subsidiary.

      (b) Except as could not reasonably be expected to have a Western Material Adverse Effect:

            (i) Western and the Western Subsidiaries are in compliance with all applicable laws relating to the employment of labor, including, without limitation, those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of Western or any Western Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing;

            (ii) Western and the Western Subsidiaries have paid in full to all employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by Western or any Western Subsidiary;

            (iii) neither Western nor any Western Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices;

            (iv) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the knowledge of Western, threatened with respect to Western; and

      (c) There is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the knowledge of Western, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which Western or any Western Subsidiary has employed or employ any person.

      SECTION 3.12. Mineral Properties. (a) Section 3.12(a) of the Western Disclosure Schedule lists each parcel of real property currently owned or leased by, or subject to a claim or other property, proprietary or contractual interest or right in favor of, Western and the Western Subsidiaries (the "Western Properties"). Western has provided a copy of Western and the Western Subsidiaries' title documents or other agreements or instruments in respect of the ore bodies and minerals located in the Western Properties ("Western Title Documents") to Romarco.

      (b) With respect to those Western Properties Western owns in fee simple, if any, Western is in exclusive possession of and owns such Western Properties free and clear of all encumbrances or defects in title, except as set forth in
Section 3.12(b) of the Western Disclosure Schedule.

      (c) With respect to those Western Properties in which Western holds an interest under leases or other contracts, except as set forth in Section 3.12(c) of the Western Disclosure Schedule: (i) Western is in exclusive possession of such Western Properties; (ii) Western has not received any notice of default of any of the terms or provisions of such leases or other contracts; (iii) Western has the authority under such leases or other contracts to perform fully its obligations under this Agreement; (iv) to Western's knowledge, such leases and other contracts are valid and are in good standing; (v) Western has no knowledge of any act or omission or any condition on the Western Properties which could be considered or construed as a default under any such lease or other contract; and
(vi) to Western's knowledge, such Western Properties are free and clear of all encumbrances or defects in title.

      (d) With respect to unpatented mining claims and millsites located by Western that are included within the Western Properties, except as set forth in
Section 3.12(d) of the Western Disclosure Schedule, subject to the paramount title of the United States: (i) the unpatented mining claims were properly laid out and monumented; (ii) all required location and validation work was properly performed; (iii) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (iv) all assessment work required to hold the unpatented mining claims has been performed and all governmental fees have been paid in a manner consistent with that required through the assessment year ending September 1, 2004; (v) all affidavits of assessment work, evidence of payment of governmental fees, and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (vi) the claims are free and clear of encumbrances or defects in title; and (vii) Western has no knowledge of conflicting mining claims.

      (e) With respect to unpatented mining claims and millsites not located by Western but which are included within the Western Properties, except as set forth in Section 3.12(e) of the Western Disclosure Schedule, subject to the paramount title of the United States: (i) all assessment work required to hold the unpatented mining claims has been performed and all governmental fees have been paid through the assessment year ending September 1, 2004; (ii) all affidavits of assessment work, evidence of payment of governmental Fees, and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies;
(iii) the claims are free and clear of Encumbrances or defects in title; and
(iv) Western has no knowledge of conflicting mining claims.

      (f) Nothing in this Section 3.12 shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a valuable discovery of minerals.

      SECTION 3.13. Intellectual Property. Except as could not reasonably be expected to have a Western Material Adverse Effect:

      (a) the conduct of the business of Western and the Western Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to Western or any Western Subsidiary that the conduct of the business of Western and the Western Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property Rights of any third party;

      (b) with respect to each item of Intellectual Property owned by Western or a Western Subsidiary and material to the business, financial condition or results of operations of Western and the Western Subsidiaries taken as a whole ("Western Owned Intellectual Property"), Western or a Western Subsidiary is the owner of the entire right, title and interest in and to such Western Owned Intellectual Property and is entitled to use such Western Owned Intellectual Property in the continued operation of its respective business, and Section 3.13(b) of the Western Disclosure Schedule lists all such Western Owned Intellectual Property;

      (c) with respect to each item of Intellectual Property licensed to Western or a Western Subsidiary that is material to the business of Western and the Western Subsidiaries as currently conducted ("Western Licensed Intellectual Property"), Western or a Western Subsidiary has the right to use such Western Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Western Licensed Intellectual Property, and Section 3.13(c) of the Western Disclosure Schedule lists all such Western Licensed Intellectual Property, including a complete and accurate list of all persons from which Western or any Western Subsidiary licenses the Western Licensed Intellectual Property;

      (d) to the knowledge of Western, the Western Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part;

      (e) to the knowledge of Western, no person is engaging in any activity that infringes upon the Western Owned Intellectual Property;

      (f) to the knowledge of Western, each license of the Western Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect;

      (g) to the knowledge of Western, no party to any license of the Western Licensed Intellectual Property is in breach thereof or default thereunder; and

      (h) neither the execution of this Agreement nor the consummation of any Transaction will adversely affect any of Western's material rights with respect to the Western Owned Intellectual Property or the Western Licensed Intellectual Property.

      SECTION 3.14. Taxes. Western and the Western Subsidiaries have duly and timely filed all material United States federal, state, local and non-United States Tax Returns and reports required to be filed by them and have duly and timely paid and discharged all Taxes (as defined in Section 10.03(a)) required to be paid or discharged, other than such payments as are being contested in good faith by appropriate proceedings. All such Tax Returns are true, accurate and complete in all material respects. Neither the IRS nor any other United States or non-United States taxing authority or agency is now asserting or, to the knowledge of Western, threatening to assert, against Western or any Western Subsidiary any material deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. Neither Western nor any Western Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes reflected in the consolidated balance sheet of Western and the consolidated Western Subsidiaries as at March 31, 2005 are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with U.S. GAAP. Neither Western nor any Western Subsidiary has made an election under Section 341(f) of the Code. There are no Tax liens upon any property or assets of Western or any of the Western Subsidiaries except liens for current Taxes not yet due. Neither Western nor any of the Western Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Western or any of the Western Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change could reasonably be expected to have a Western Material Adverse Effect. Neither Western nor any Western Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(e) of the Code within the past five years.

      SECTION 3.15. Environmental Matters. Except as could not reasonably be expected to have a Western Material Adverse Effect:

      (a) none of Western or any Western Subsidiary has violated or is in violation of any Environmental Law (as defined in Section 10.03(a));

      (b) none of the properties currently or formerly owned, leased or operated by Western, any Western Subsidiary or their predecessors (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance (as defined in Section 10.03(a));

      (c) none of Western or any Western Subsidiary is actually liable or alleged to be liable for any off-site contamination by Hazardous Substances;

      (d) none of Western or any Western Subsidiary is actually liable or alleged to be liable under any Environmental Law;

      (e) Western and the Western Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law and Western and the Western Subsidiaries have always been and are in compliance in all material respects with such permits, licenses and authorizations; and

      (f) neither the execution of this Agreement nor the consummation of the Transactions will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Authorities or third parties, pursuant to any applicable Environmental Law.

      SECTION 3.16. Material Contracts. (a) Subsections (i) through (xi) of
Section 3.16(a) of the Western Disclosure Schedule list the following types of contracts and agreements to which Western or any Western Subsidiary is a party (such contracts and agreements as are required to be set forth in Section 3.16(a) of the Western Disclosure Schedule being the "Western Material Contracts"):

            (i) each "material contract" (as such term is defined in Item 610(b)(10) of Regulation S-B of the SEC) with respect to Western and its Western Subsidiaries;

            (ii) each contract and agreement which is likely to involve consideration of more than $50,000, in the aggregate, over the remaining term of such contract or agreement;

            (iii) all contracts and agreements evidencing outstanding indebtedness in a principal amount of $50,000 or more;

            (iv) all contracts and agreements evidencing hedging, forward sales or other derivative contracts and arrangements;

            (v) all Western Title Documents;

            (vi) all material contracts and agreements with any Governmental Authority to which Western or any Western Subsidiary is a party;

            (vii) all contracts and agreements that limit, or purport to limit, the ability of Western or any Western Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

            (viii) all contracts and agreements providing for material benefits under any Western Plan;

            (ix) all contracts for employment required to be listed in Section
      3.10 of the Western Disclosure Schedule;

            (x) all joint venture contracts, royalty agreements, partnership arrangements or other agreements involving a sharing of profits, losses, costs or liabilities by Western or any Western Subsidiary with any third party;

            (xi) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of Western or any Western Subsidiary or income or revenues related to any product of Western or any Western Subsidiary to which Western or any Western Subsidiary is a party; and

            (xii) all other contracts and agreements that are material to Western and the Western Subsidiaries, taken as a whole, or the absence of which could reasonably be expected to have a Western Material Adverse Effect.

      (b) Except as could not reasonably be expected to have a Western Material Adverse Effect:

            (i) each Western Material Contract is a legal, valid and binding agreement;

            (ii) none of Western or any Western Subsidiary has received any claim of default under any Western Material Contract and none of Western or any Western Subsidiary is in breach or violation of, or default under, any Western Material Contract, except as set forth in Section 3.16(b)(ii) of the Western Disclosure Schedule;

            (iii) to Western's knowledge, no other party is in breach or violation of, or default under, any Western Material Contract; and

            (iv) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of Western or any Western Subsidiary under any Western Material Contract.

Western has made available to Romarco true and complete copies of all Western Material Contracts, including any amendments thereto.

      SECTION 3.17. Insurance. (a) Section 3.17(a) of the Western Disclosure Schedule sets forth, with respect to each insurance policy under which Western or any Western Subsidiary has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years, (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium charged. All material insurable risks of Western and the Western Subsidiaries in respect of the businesses of each are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the businesses and operations in which Western and the Western Subsidiaries are engaged.

      (b) With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither Western nor any Western Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of Western, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

      (c) At no time subsequent to December 31, 2002 has Western or any Western Subsidiary (i) been denied any insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or (iii) received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Section 3.17(a) of the Western Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect.

      SECTION 3.18. Board Approval; Vote Required. (a) The Western Board, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger is fair to and in the best interests of Western and its shareholders, (ii) approved this Agreement and the Merger and declared their advisability, (iii) recommended that the shareholders of Western approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions be submitted for consideration by Western's shareholders at the Western Shareholders' Meeting (as defined below) and (iv) confirmed that the Western Stock Options will not accelerate as a result of the Merger.

      (b) The only vote of the holders of any class or series of capital stock of Western necessary to approve this Agreement, the Merger and the other Transactions is (i) the approval and adoption of this Agreement by a majority of the holders of Western Common Stock that cast a vote at the Western Shareholders Meeting at which a quorum consisting of at least a majority of the Western Common Stock exists and (ii) the approval and adoption of this Agreement by a majority of the holders of Western Series A Preferred Stock that cast a vote at the Western Shareholders Meeting at which a quorum consisting of at least a majority of the Western Series A Preferred Stock exists.

      SECTION 3.19. Certain Business Practices. None of Western, any Western Subsidiary or, to Western's knowledge, any directors or officers, agents or employees of Western or any Western Subsidiary, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any payment in the nature of criminal bribery.

      SECTION 3.20. Interested Party Transactions. Except as set forth in the Western SEC Reports, no director, officer or other affiliate of Western or any Western Subsidiary has or has had, directly or indirectly, (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that Western or any Western Subsidiary furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any person that purchases from or sells or furnishes to, Western or any Western Subsidiary, any goods or services; (iii) a beneficial interest in any contract or agreement disclosed in Section 3.16(a) of the Western Disclosure Schedule; or (iv) any contractual or other arrangement with Western or any Western Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section 3.20. Western and the Western Subsidiaries have not, since July 30, 2002, (A) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of Western or (B) materially modified any term of any such extension or maintenance of credit. There are no extensions of credit maintained by Western or any Western Subsidiaries to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

      SECTION 3.21. Opinion of Financial Advisor. Western has received the written opinion of Haywood Securities (USA) Inc. ("Haywood Securities"), dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to the holders of Western Common Stock, a copy of which opinion will be delivered to Romarco promptly after the date of this Agreement.

      SECTION 3.22. Brokers. No broker, finder or investment banker (other than Haywood Securities) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Western. Western has heretofore furnished to Romarco a complete and correct copy of all agreements between Western and Haywood Securities pursuant to which such firm would be entitled to any payment relating to the Transactions.

      SECTION 3.23. Description of Reserves. The Reserves (as defined in Section 10.03(a)) in which Western has an economic interest are described accurately in all material respects in the Western SEC Reports.

      SECTION 3.24. Bank Accounts. Section 3.24 of the Western Disclosure Schedules sets forth the names and location of all banks, depositaries and other financial institutions in which Western or any Western Subsidiary has an account or safe deposit box and the names of all persons authorized to drawn thereon or the have access thereto.

      SECTION 3.25. Directors, Officers and Certain Employees. Section 3.25 of the Western Disclosure Schedule sets forth a complete and correct list of the names and title, for each director and officer of Western and each Western Subsidiary, who received compensation during Western's and such Western Subsidiary's, most recently ended fiscal year. Romarco has been provided current annual salary and bonus information for all Western employees, officers and directors. Western is not aware of any employee who intends to terminate his or her employment relations with Western or any Western Subsidiary as a result of the transactions contemplated hereby or otherwise.

                                   ARTICLE IV

                                   [RESERVED]

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF ROMARCO

      Romarco hereby represents and warrants to Western that, except as set forth in the Romarco Disclosure Schedule that has been prepared by Romarco and provided by Romarco to Western in connection with the execution and delivery of this Agreement (the "Romarco Disclosure Schedule", as of the date hereof:

      SECTION 5.01. Corporate Organization. (a) Each of Romarco and each subsidiary of Romarco (each a "Romarco Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have a Romarco Material Adverse Effect (as defined in Section 10.03(a)). Each of Romarco and the Romarco Subsidiaries is duly qualified or licensed as a foreign corporation to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have a Romarco Material Adverse Effect.

      (b) A true and complete list of all the Romarco Subsidiaries, together with the jurisdiction of incorporation of each Romarco Subsidiary and the percentage of the outstanding capital stock of each Romarco Subsidiary owned by Romarco and each other Romarco Subsidiary, is set forth in Section 5.01(b) of the Romarco Disclosure Schedule. Except as set forth in Section 5.01(b) of the Romarco Disclosure Schedule, Romarco does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

      SECTION 5.02. Articles and By-Laws. Romarco has heretofore furnished to Western a complete and correct copy of the Articles and the By-Laws or equivalent organizational documents, each as amended to date, of Romarco and each Romarco Subsidiary. Such Articles, By-Laws or equivalent organizational documents are in full force and effect. Neither Romarco nor any Romarco Subsidiary is in violation of any of the provisions of its Articles, By-Laws or equivalent organizational documents, except for such violations that could not reasonably be expected to have a Romarco Material Adverse Effect.

      SECTION 5.03. Capitalization. (a) The authorized capital stock of Romarco consists of an unlimited number of shares of Romarco Common Stock. As of September 29, 2005, (i) 46,510,385 shares of Romarco Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable,
(ii) no shares of Romarco Common Stock are held in the treasury of Romarco,
(iii) no shares of Romarco Common Stock are held by the Romarco Subsidiaries,
(iv) 3,350,000 options to purchase Romarco Common Stock are outstanding pursuant to employee stock options ("Romarco Stock Options") and other purchase rights (together with Romarco Stock Options, the "Romarco Stock Awards") granted pursuant to the Romarco Minerals, Inc. Stock Option Plan, dated May 18, 2004, and the Option Agreement, dated September 9, 2003, between Romarco and Seabridge Gold Inc. (the "Romarco Stock Option Plans"), and (v) 22,075,263 common share purchase warrants are issued and outstanding. As part of a private placement financing being completed by Romarco at the time of this Agreement and expected to close on September 30, 2005, additional shares of Romarco Common Stock and common share purchase warrants will be issued. Except as set forth herein or in
Section 5.03 of the Romarco Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character, to which Romarco or any Romarco Subsidiary is a party, relating to the issued or unissued capital stock of Romarco or any Romarco Subsidiary or obligating Romarco or any Romarco Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Romarco or any Romarco Subsidiary. Romarco has made available to Western accurate and complete copies of all plans or agreements pursuant to which Romarco has granted the Romarco Stock Awards that are currently outstanding and the form of all stock award agreements evidencing such Romarco Stock Awards. All shares of Romarco Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Romarco or any Romarco Subsidiary to repurchase, redeem or otherwise acquire any shares of Romarco Common Stock or any capital stock of Romarco Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Romarco Subsidiary or any other person. There are no commitments or agreements of any character to which Romarco is bound obligating Romarco to accelerate the vesting of any Romarco Stock Option as a result of the Merger. All outstanding shares of Romarco Common Stock, all outstanding Romarco Stock Options, and all outstanding shares of capital stock of each subsidiary of Romarco have been issued and granted in compliance with (A) all applicable securities laws and other applicable Laws and (B) all requirements set forth in applicable contracts.

      (b) Each outstanding share of capital stock of each Romarco Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by Romarco or another Romarco Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Romarco's or any Romarco Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

      (c) The shares of Romarco Common Stock to be issued pursuant to the Merger in accordance with Section 2.01 and Section 2.02 (i) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, Romarco's Articles or By-Laws or any agreement to which Romarco is a party or is bound and (ii) will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

      SECTION 5.04. Authority Relative to This Agreement. Each of Romarco and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the shareholders of Romarco and any applicable regulatory approvals, to perform its obligations hereunder and to consummate the Transactions and the Romarco Transactions. The execution and delivery of this Agreement by Romarco and Merger Sub and the consummation by Romarco and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Romarco or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Romarco Transactions, the approval of the Romarco Transactions by the requisite majority of the votes cast with respect to each of the Romarco Transactions). This Agreement has been duly and validly executed and delivered by Romarco and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by Western, this Agreement constitutes a legal, valid and binding obligation of each of Romarco and Merger Sub, enforceable against each of Romarco and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

      SECTION 5.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Romarco and Merger Sub, as applicable, do not, and the performance of this Agreement by Romarco and Merger Sub, as applicable, will not, (i) conflict with or violate the Articles or By-laws or other organizational documents of Romarco or any Romarco Subsidiary,
(ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Romarco or any Romarco Subsidiary or by which any property or asset of Romarco or any Romarco Subsidiary is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Romarco or any Romarco Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Romarco Permit (as defined below), franchise or other instrument or obligation to which Romarco or any Romarco Subsidiary is a party or by which Romarco or any Romarco Subsidiary or any of their properties or assets is bound or affected, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected to have a Romarco Material Adverse Effect.

      (b) The execution and delivery of this Agreement by Romarco and Merger Sub, as applicable, do not, and the performance of this Agreement by Romarco and Merger Sub, as applicable, will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Canadian Securities Laws, Blue Sky Laws, the TSX Venture, the TSX and filing and recordation of appropriate documents as required by the IBCA and the Business Corporations Act (Ontario) (the "OBCA"), as applicable, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected to have a Romarco Material Adverse Effect.

      SECTION 5.06. Permits; Compliance. Each of Romarco and the Romarco Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of Romarco or the Romarco Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Romarco Permits"), except where the failure to have, or the suspension or cancellation of, any of the Romarco Permits could not reasonably be expected to have a Romarco Material Adverse Effect. As of the date of this Agreement, no suspension or cancellation of any of the Romarco Permits is pending or, to the knowledge of Romarco, threatened, except where the failure to have, or the suspension or cancellation of, any of the Romarco Permits could not reasonably be expected to have a Romarco Material Adverse Effect. Neither Romarco nor any Romarco Subsidiary is in conflict with, or in default, breach or violation of, (i) any Law applicable to Romarco or any Romarco Subsidiary or by which any property or asset of Romarco or any Romarco Subsidiary is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, Romarco Permit, franchise or other instrument or obligation to which Romarco or any Romarco Subsidiary is a party or by which Romarco or any Romarco Subsidiary or any property or asset of Romarco or any Romarco Subsidiary is bound, except for any such conflicts, defaults, breaches or violations that could not reasonably be expected to have a Romarco Material Adverse Effect.

      SECTION 5.07. Security Filings; Financial Statements. (a) Romarco has filed all forms, reports and documents required to be filed by it with the Canadian Securities Regulators since December 31, 2002 (collectively, the "Romarco CSA Reports"). The Romarco CSA Reports (i) complied in all material respects with the applicable requirements of the Canadian Securities Laws, and
(ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that to the extent information as of a later date conflicts with information of an earlier date, the information of such later date shall be deemed to modify such earlier information. No subsidiary of Romarco is required to file any form, report or other document with the Canadian Securities Regulators.

      (b) Each of the consolidated financial statements (including, in each case, any schedules and notes thereto) contained in the Romarco CSA Reports was prepared in accordance with Canadian generally applied accounting principles ("Canadian GAAP") applied on a consistent basis throughout the periods indicated (except that unaudited financial statements are subject to year-end adjustments and may not contain notes in full compliance with Canadian GAAP) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Romarco and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year end adjustments which have not had, and could not reasonably be expected to have, a Romarco Material Adverse Effect).

      (c) Except as and to the extent set forth on the consolidated balance sheet of Romarco and the consolidated Romarco Subsidiaries as at December 31, 2004, including the notes thereto (the "Romarco Balance Sheet"), neither Romarco nor any Romarco Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet prepared in accordance with Canadian GAAP, except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since December 31, 2004 which are not, individually or in the aggregate, material to Romarco and the Romarco Subsidiaries taken as a whole.

      (d) Romarco has heretofore furnished to Western complete and correct copies of all amendments and modifications that have not been filed by Romarco with the SEC or Canadian Securities Regulators to all agreements, documents and other instruments that previously had been filed by Romarco with the SEC or Canadian Securities Regulators and are currently in effect.

      (e) Romarco has made available to Western all comment letters received by Romarco from the Canadian Securities Regulators and the SEC or the staff thereof since June 30, 2005 and all responses to such comment letters filed by or on behalf of Romarco.

      (f) Romarco has made available to Western complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, Romarco's disclosure controls and procedures.

      (g) Romarco maintains and will continue to maintain a standard system of accounting established and administered in accordance with Canadian GAAP. Romarco and the Romarco Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Romarco has made available to Western complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

      (h) Since December 31, 2002, neither Romarco nor any Romarco Subsidiary nor, to Romarco's knowledge, any director, officer, employee, auditor, accountant or representative of Romarco or any Romarco Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Romarco or any Romarco Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Romarco or any Romarco Subsidiary has engaged in questionable accounting or auditing practices. No attorney representing Romarco or any Romarco Subsidiary, whether or not employed by Romarco or any Romarco Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Romarco or any of its officers, directors, employees or agents to the Romarco Board or any committee thereof or to any director or officer of Romarco. Since December 31, 2002, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Romarco Board or any committee thereof.

      (i) To the knowledge of Romarco, (i) no employee of Romarco or any Romarco Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law; (ii) there are no actual or threatened complaints or proceedings, statutory or otherwise, against Romarco or any Romarco Subsidiary pursuant to, without limitation, the British Columbia Employment Standards Act, the British Columbia Labour Relations Code, the British Columbia Human Rights Code, the British Columbia Workers' Compensation Act, the Ontario Pay Equity Act, the Ontario Employment Standards Act, 2000, the Ontario Labour Relations Act, 1995, the Ontario Human Rights Code, the Ontario Workplace Safety and Insurance Act, 1997, the Ontario Occupational Health and Safety Act and all other applicable federal and provincial legislation pertaining to or dealing with employees of Romarco or any Romarco Subsidiary or before any other tribunal; (iii) there are not actual or threatened strikes, lock-outs, work stoppages or other union organizing activities, grievances, arbitration cases or similar labour related disputes or proceedings against Romarco or any Romarco Subsidiary; and (iv) Romarco or any Romarco subsidiary is not liable for any damage to any employee, contractor, subcontractor or agent or former employee, contractor, subcontractor or agent, nor does Romarco or any Romarco Subsidiary have any obligation to reinstate any employee or any former employee, whether unionized or non-unionized, resulting from the violation of any applicable employment or labour law, employment agreement or collective agreement.

      (j) All accounts receivable of Romarco and the Romarco Subsidiaries reflected on the Romarco Balance Sheet or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with Canadian regulations and Canadian GAAP applied on a consistent basis and are not subject to valid defenses, setoffs and counterclaims. Romarco's reserve for contractual allowances and doubtful accounts is adequate and has been calculated in a manner consistent with past practices. Since the date of the Romarco Balance Sheet, neither Romarco nor any of the Romarco Subsidiaries had modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which Romarco or any of the Romarco Subsidiaries record sales.

      (k) All accounts payable of Romarco and the Romarco Subsidiaries reflected on the Romarco Balance Sheet or arising thereafter are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since the date of the Romarco Balance Sheet, Romarco and the Romarco Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

      (l) All asset retirement obligations of Romarco and the Romarco Subsidiaries reflected on the Romarco Balance Sheet are recorded in accordance with OSC regulations and Canadian GAAP. Romarco's reserve for asset retirement obligations is adequate and has been calculated in a manner consistent with past practices. Since the date of the Romarco Balance Sheet, neither Romarco nor any of the Romarco Subsidiaries has modified or changed in any material respect its practices or methods in accordance with which Romarco records asset retirement obligations.

SECTION 5.08. Absence of Certain Changes or Events. Since December 31, 2004, except as expressly contemplated by this Agreement, (i) Romarco and the Romarco Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (ii) there has not been any Romarco Material Adverse Effect, and (iii) none of Romarco or any Romarco Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.03.

      SECTION 5.09. Absence of Litigation. There is no Action pending or, to the knowledge of Romarco, threatened against Romarco or any Romarco Subsidiary, or any property or asset of Romarco or any Romarco Subsidiary, before any Governmental Authority that individually or in the aggregate, has had, or could reasonably be expected to have, a Romarco Material Adverse Effect. Neither Romarco nor any Romarco Subsidiary nor any material property or asset of Romarco or any Romarco Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Romarco, continuing investigation by, any Governmental Authority, or any order, writ, judgment, decree, determination or award of Governmental Authority, that could reasonably be expected to have a Romarco Material Adverse Effect.

      SECTION 5.10. Mineral Properties. (a) Section 5.10(a) of the Romarco Disclosure Schedule lists each parcel of real property currently owned or leased by, or subject to a claim or other property, proprietary or contractual interest or right in favor of, Romarco and the Romarco Subsidiaries (the "Romarco Properties"). Romarco has provided a copy of Romarco and the Romarco Subsidiaries' title documents or other agreements or instruments in respect of the ore bodies and minerals located in the Romarco Properties ("Romarco Title Documents") to Western.

      (b) With respect to those Romarco Properties Romarco owns in fee simple, if any, Romarco is in exclusive possession of and owns such Romarco Properties free and clear of all encumbrances or defects in title.

      (c) With respect to those Romarco Properties in which Romarco holds an interest under leases or other contracts: (i) Romarco is in exclusive possession of such Romarco Properties; (ii) Romarco has not received any notice of default of any of the terms or provisions of such leases or other contracts; (iii) Romarco has the authority under such leases or other contracts to perform fully its obligations under this Agreement; (iv) to Romarco's knowledge, such leases and other contracts are valid and are in good standing; (v) Romarco has no knowledge of any act or omission or any condition on the Romarco Properties which could be considered or construed as a default under any such lease or other contract; and (vi) to Romarco's knowledge, such Romarco Properties are free and clear of all encumbrances or defects in title.

      (d) With respect to unpatented mining claims and millsites located by Romarco that are included within the Romarco Properties, subject to the paramount title of the United States: (i) the unpatented mining claims were properly laid out and monumented; (ii) all required location and validation work was properly performed; (iii) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (iv) all assessment work required to hold the unpatented mining claims has been performed and all governmental fees have been paid in a manner consistent with that required through the assessment year ending September 1, 2004; (v) all affidavits of assessment work, evidence of payment of governmental fees, and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (vi) the claims are free and clear of encumbrances or defects in title; and (vii) Romarco has no knowledge of conflicting mining claims.

      (e) With respect to unpatented mining claims and millsites not located by Romarco but which are included within the Romarco Properties, subject to the paramount title of the United States: (i) all assessment work required to hold the unpatented mining claims has been performed and all governmental fees have been paid through the assessment year ending September 1, 2004; (ii) all affidavits of assessment work, evidence of payment of governmental fees, and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies;
(iii) the claims are free and clear of Encumbrances or defects in title; and
(iv) Romarco has no knowledge of conflicting mining claims.

      (f) Nothing in this Section 5.10 shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a valuable discovery of minerals.

      SECTION 5.11. Intellectual Property. Except as could not reasonably be expected to have a Romarco Material Adverse Effect:

      (a) to the knowledge of Romarco, the conduct of the business of Romarco and the Romarco Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to Romarco or any Romarco Subsidiary that the conduct of the business of Romarco and the Romarco Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property Rights of any third party;

      (b) with respect to each item of Intellectual Property owned by Romarco or a Romarco Subsidiary and material to the business, financial condition or results of operations of Romarco and the Romarco Subsidiaries taken as a whole ("Romarco Owned Intellectual Property"), Romarco or a Romarco Subsidiary is the owner of the entire right, title and interest in and to such Romarco Owned Intellectual Property and is entitled to use such Romarco Owned Intellectual Property in the continued operation of its respective business;

      (c) with respect to each item of Intellectual Property licensed to Romarco or a Romarco Subsidiary that is material to the business of Romarco and the Romarco Subsidiaries as currently conducted ("Romarco Licensed Intellectual Property"), Romarco or a Romarco Subsidiary has the right to use such Romarco Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Romarco Licensed Intellectual Property, including a complete and accurate list of all persons from which Romarco or any Romarco Subsidiary licenses the Romarco Licensed Intellectual Property;

      (d) to the knowledge of Romarco, the Romarco Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part;

      (e) to the knowledge of Romarco, no person is engaging in any activity that infringes upon the Romarco Owned Intellectual Property;

      (f) to the knowledge of Romarco, each license of the Romarco Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect;

      (g) to the knowledge of Romarco, no party to any license of the Romarco Licensed Intellectual Property is in breach thereof or default thereunder; and

      (h) neither the execution of this Agreement nor the consummation of any Transaction will adversely affect any of Romarco's material rights with respect to the Romarco Owned Intellectual Property or the Romarco Licensed Intellectual Property.

      SECTION 5.12. Taxes. Except as set forth in Section 5.12 of the Romarco Disclosure Schedule, Romarco and the Romarco Subsidiaries have duly and timely filed all material United States federal, state, local and Canadian and other non-United States Tax Returns and reports required to be filed by them, have duly and timely paid and discharged all Taxes required to be paid or discharged, other than such payments as are being contested in good faith by appropriate proceedings, and have reported all material income, loss and other accounts and information required to be reported in connection therewith. All such Tax Returns are true, accurate and complete in all material respects and reported all material income, loss and other accounts and information required to be reported on. Neither the IRS nor any other United States or Canadian or non-United States taxing authority or agency is now asserting or, to the knowledge of Romarco, threatening to assert, against Romarco or any Romarco Subsidiary any material deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. Neither Romarco nor any Romarco Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes reflected in the consolidated balance sheet of Romarco and the consolidated Romarco Subsidiaries as at December 31, 2004 to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with Canadian GAAP have been established as reserves by Romarco or the Romarco Subsidiaries and are adequate for the payment by such party of all Taxes that are not yet due and payable (and that will not be due and payable by the Effective Date) and that relate to periods covered by such balance sheet. Neither Romarco nor any Romarco Subsidiary has made an election under

Section 341(f) of the Code. There are no Tax liens upon any property or assets of Romarco or any of the Romarco Subsidiaries except liens for current Taxes not yet due. Neither Romarco nor any of the Romarco Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Romarco or any of the Romarco Subsidiaries, and no government entity has initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change could reasonably be expected to have a Romarco Material Adverse Effect. Neither Romarco nor any Romarco Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(e) of the Code within the past five years.

      SECTION 5.13. Environmental Matters. Except as could not reasonably be expected to have a Romarco Material Adverse Effect:

      (a) none of Romarco or any Romarco Subsidiary has violated or is in violation of any Environmental Law;

      (b) none of the properties currently or formerly owned, leased or operated by Romarco or any Romarco Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance;

      (c) none of Romarco or any Romarco Subsidiary is actually, potentially or allegedly liable for any off-site contamination by Hazardous Substances;

      (d) none of Romarco or any Romarco Subsidiary is actually, potentially or allegedly liable under any Environmental Law;

      (e) Romarco and the Romarco Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law and Romarco and the Romarco Subsidiaries have always been and are in compliance in all material respects with such permits, licenses and other authorizations; and

      (f) neither the execution of this Agreement nor the consummation of the Transactions will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Authorities or third parties, pursuant to any applicable Environmental Law, including, without limitation, the Connecticut Transfer Act or the New Jersey Industrial Site Recovery Act.

      SECTION 5.14. Material Contracts. (a) Section 5.14(a) of the Romarco Disclosure Schedule list the following types of contracts and agreements to which Romarco or any Romarco Subsidiary is a party (such contracts and agreements as are required to be set forth in Section 5.14(a) of the Romarco Disclosure Schedule being the "Romarco Material Contracts"):

            (i) each contract that would be required to be filed as an exhibit to Form 20-F or to be filed on SEDAR as a "material contract" with respect to Romarco and its Romarco Subsidiaries;

            (ii) each contract and agreement which is likely to involve consideration of more than $50,000, in the aggregate, over the remaining term of such contract or agreement;

            (iii) all contracts and agreements evidencing outstanding indebtedness in a principal amount of $50,000 or more;

            (iv) all contracts and agreements evidencing hedging, forward sales or other derivative contracts and arrangements;

            (v) all Romarco Title Documents;

            (vi) all material contracts and agreements with any Governmental Authority to which Romarco or any Romarco Subsidiary is a party;

            (vii) all contracts and agreements that limit, or purport to limit, the ability of Romarco or any Romarco Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

            (viii) all joint venture contracts, royalty agreements, partnership arrangements or other agreements involving a sharing of profits, losses, costs or liabilities by Romarco or any Romarco Subsidiary with any third party;

            (ix) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of Romarco or any Romarco Subsidiary or income or revenues related to any product of Romarco or any Romarco Subsidiary to which Romarco or any Romarco Subsidiary is a party; and

            (x) all other contracts and agreements that are material to Romarco and the Romarco Subsidiary, taken as a whole, or the absence of which could reasonably be expected to have a Romarco Material Adverse Effect.

      (b) Except as could not reasonably be expected to have a Romarco Material Adverse Effect:

            (i) each Romarco Material Contract is a legal, valid and binding agreement;

            (ii) none of Romarco or any Romarco Subsidiary has received any claim of default under any Romarco Material Contract and none of Romarco or any Romarco Subsidiary is in breach or violation of, or default under, any Romarco Material Contract;

            (iii) to Romarco's knowledge, no other party is in breach or violation of, or default under, any Romarco Material Contract; and

            (iv) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of Romarco or any Romarco Subsidiary under any Romarco Material Contract.

Romarco has made available to Western true and complete copies of all Romarco Material Contracts, including any amendments thereto.

      SECTION 5.15. Insurance. (a) Section 5.15(a) of the Romarco Disclosure Schedule sets forth, with respect to each insurance policy under which Romarco or any Romarco Subsidiary has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years, (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium charged. All material insurable risks of Romarco and the Romarco Subsidiaries in respect of the businesses of each are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the businesses and operations in which Romarco and the Romarco Subsidiaries are engaged.

      (b) With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither Romarco nor any Romarco Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of Romarco, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

      (c) At no time subsequent to December 31, 2002 has Romarco or any Romarco Subsidiary (i) been denied any insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or (iii) received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Section 5.15(a) of the Romarco Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect.


      SECTION 5.16. Board Approval; Vote Required. (a) The Romarco Board, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement, the Merger and the Romarco Transactions are fair to and in the best interests of Romarco and its shareholders, (ii) approved this Agreement, the Merger and the Romarco Transactions and declared their advisability, and (iii) recommended that the shareholders of Romarco approve the Romarco Transactions and directed that the Romarco Transactions be submitted for consideration by Romarco's shareholders at the Romarco Shareholders' Meeting.

      (b) The only votes of the holders of any class or series of capital stock of Romarco necessary to approve this Agreement, the Merger and the Romarco Transactions and the other Transactions is the affirmative vote of the requisite majority of the votes cast with respect to the Romarco Transactions at the Romarco Shareholders' Meeting in favor of the approval of the Romarco Transactions.

      SECTION 5.17. Certain Business Practices. None of Romarco, any Romarco Subsidiary or, to Romarco's knowledge, any directors or officers, agents or employees of Romarco or any Romarco Subsidiary, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign public officials contrary to the Corruption of Foreign Public Officials Act (Canada), as amended; (iii) made or offered to make any payment, or conferred or offer to confer any advantage or benefit, to anyone so as to commit bribery or frauds on the government or otherwise participate in corruptive acts contrary to the relevant provisions of the Criminal Code (Canada), as amended; or (iv) given, agreed to give, received, or agreed to receive any benefit constituting a secret commission contrary to the Criminal Code (Canada), as amended, or been privy to the commission of such an offence.

      SECTION 5.18. Interested Party Transactions. Except as set forth in the Romarco OSC Reports, no director, officer or other affiliate of Romarco or any Romarco Subsidiary has or has had, directly or indirectly, (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that Romarco or any Romarco Subsidiary furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any person that purchases from or sells or furnishes to, Romarco or any Romarco Subsidiary, any goods or services; (iii) a beneficial interest in any contract or agreement disclosed in Section 5.14(a) of the Romarco Disclosure Schedule; or (iv) any contractual or other arrangement with Romarco or any Romarco Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section 5.18. There are no extensions of credit maintained by Romarco or any of its Romarco Subsidiaries to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

      SECTION 5.19. Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Romarco, was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

      SECTION 5.20. Ownership of Capital Stock. As of the date of this Agreement, neither Romarco nor Merger Sub is the beneficial owner of any shares of capital stock of Western.

      SECTION 5.21. Opinion of Financial Advisor. Romarco has received the written opinion of Dundee Securities Inc. ("Dundee Securities"), dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Share Issuance is fair, from a financial point of view, to Romarco, a copy of which opinion will be provided to Romarco promptly after the date of this Agreement.

      SECTION 5.22. Brokers. No broker, finder or investment banker (other than Dundee Securities) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Romarco or Merger Sub. Romarco has heretofore furnished to Western a complete and correct copy of all agreements between Romarco and Dundee Securities pursuant to which such firm would be entitled to any payment relating to the Transactions.

      SECTION 5.23. Description of Reserves. The Reserves in which Romarco has an economic interest are described accurately in all material respects in the Romarco OSC Reports.

      SECTION 5.24. Labor and Employment Matters. (a) (i) There are no material employment or labor controversies, including unfair labor practice complaints, pending or, to the knowledge of Romarco, threatened between Romarco or any Romarco Subsidiary and any of their respective employees; (ii) neither Romarco nor any Romarco Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Romarco or any Romarco Subsidiary, nor, to the knowledge of Romarco, are there any activities or proceedings of any labor union to organize any such employees; (iii) neither Romarco nor any Romarco Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against Romarco or any Romarco Subsidiary under any such agreement or contract; and (iv) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of Romarco, threat thereof, by or with respect to any employees of Romarco or any Romarco Subsidiary.

      (b) Except as could not reasonably be expected to have a Romarco Material Adverse Effect:

            (i) Romarco and the Romarco Subsidiaries are in compliance with all applicable laws relating to the employment of labor, including, without limitation, those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of Romarco or any Romarco Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing;

            (ii) Romarco and the Romarco Subsidiaries have paid in full to all employees or adequately accrued for consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by Romarco or any Romarco Subsidiary;

            (iii) neither Romarco nor any Romarco Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices;

            (iv) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the knowledge of Romarco, threatened with respect to Romarco; and

      (c) There is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the knowledge of Romarco, threatened before the any Governmental Authority in any jurisdiction in which Romarco or any Romarco Subsidiary has employed or employ any person.

      SECTION 5.25. Bank Accounts. Section 5.25 of the Romarco Disclosure Schedules sets forth the names and location of all banks, depositaries and other financial institutions in which Romarco or any Romarco Subsidiary has an account or safe deposit box and the names of all persons authorized to drawn thereon or the have access thereto.

      SECTION 5.26. Directors, Officers and Certain Employees. Section 5.26 of the Romarco Disclosure Schedule sets forth a complete and correct list of the names and title, for each director and officer of Romarco and each Romarco Subsidiary, who received compensation during Romarco's and such Romarco Subsidiary's, as applicable, most recently ended fiscal year. Western has been provided current annual salary and bonus information for all Romarco employees, officers and directors. Romarco is not aware of any employee who intends to terminate his or her employment relations with Romarco or any Romarco Subsidiary, as a result of the transactions contemplated hereby or otherwise.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

      SECTION 6.01. Conduct of Business by Western Pending the Merger. (a) Western agrees that, from the date of this Agreement to the Effective Time, except as set forth in Section 6.01 of the Western Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless Romarco shall otherwise consent in writing (which consent shall not be unreasonably withheld):

            (i) the businesses of Western and the Western Subsidiaries shall be conducted only in, and Western and the Western Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

            (ii) Western shall use its reasonable best efforts to preserve substantially intact the business organization of Western and the Western Subsidiaries, to keep available the services of the current officers, employees and consultants of Western and the Western Subsidiaries and to preserve the current relationships of Western and the Western Subsidiaries with customers, suppliers and other persons with which Western or any Western Subsidiary has significant business relations.

By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or as set forth in Section 6.01 of the Western Disclosure Schedule, neither Western nor any Western Subsidiary shall, from the date of this Agreement to the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Romarco (which consent shall not be unreasonably withheld):

      (b) amend or otherwise change its Articles of Incorporation or By-laws or equivalent organizational documents;

      (c) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of any class of capital stock of Western or any Western Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Western or any Western Subsidiary (except for the issuance of up to a maximum of 1,500,000 Western Shares issuable pursuant to stock options and warrants outstanding on the date hereof) or (ii) any assets of Western or any Western Subsidiary;

      (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

      (e) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

      (f) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (iv) authorize, or make any commitment with respect to capital expenditures; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 6.01(e);

      (g) hire any additional employees except to fill current vacancies or vacancies arising after the date of this Agreement due to the termination of any employee's employment or increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Western or of any Western Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

      (h) exercise its discretion with respect to or otherwise voluntarily accelerate the vesting of any Western Stock Award as a result of the Merger or otherwise;

      (i) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

      (j) make any material tax election inconsistent with past practice or settle or compromise any material United States federal, state, local or non-United States income tax liability;

      (k) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the consolidated balance sheet of Western and the consolidated Western Subsidiaries as at December 31, 2004 or subsequently incurred in the ordinary course of business and consistent with past practice;

      (l) amend, modify or consent to the termination of any Western Material Contract, or amend, waive, modify or consent to the termination of Western's or any Western Subsidiary's material rights thereunder, other than in the ordinary course of business and consistent with past practice;

      (m) commence or settle any Action;

      (n) permit any item of Western Owned Intellectual Property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of Western Owned Intellectual Property;

      (o) allow any Western Title Document to lapse or to become unenforceable;

      (p) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act; or

      (q) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

      SECTION 6.02. [Reserved].

      SECTION 6.03. Conduct of Business by Romarco Pending the Merger. (a) Romarco agrees that, from the date of this Agreement to the Effective Time, except as expressly contemplated by any other provision of this Agreement, unless Western shall otherwise consent in writing (which consent shall not be unreasonably withheld):

            (i) the businesses of Romarco and the Romarco Subsidiaries shall be conducted only in, and Romarco and each of the Romarco Subsidiaries shall not take any action except in, the ordinary course of business in a manner consistent with past practice; and

            (ii) Romarco shall use its reasonable best efforts to preserve substantially intact the business organization of Romarco and the Romarco Subsidiaries, to keep available the services of the current officers, employees and consultants of Romarco and the Romarco Subsidiaries and to preserve the current relationships of Romarco and the Romarco Subsidiaries with customers, suppliers and other persons with which Romarco any Romarco Subsidiary has significant business relations.

By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement, neither Romarco nor any Romarco Subsidiary shall, from the date of this Agreement to the Effective Time, directly or indirectly, do, or propose to do, any of the following without prior written consent of Western (which consent shall not be unreasonably withheld):

      (b) amend or otherwise change its Articles of Incorporation or By-laws or equivalent organizational documents;

      (c) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of any class of capital stock of Romarco or any Romarco Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Romarco or any Romarco Subsidiary (except for the issuance of Romarco Shares issuable pursuant to stock options and warrants outstanding on the date hereof) or (ii) any assets of Romarco or any Romarco Subsidiary, in each case not in accordance with the rules and regulations of the TSX Venture or with a fair market value greater than US$10 million in the aggregate;

      (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

      (e) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

      (f) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (iv) authorize, or make any commitment with respect to capital expenditures; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 6.03(e);

      (g) hire any additional employees except to fill current vacancies or vacancies arising after the date of this Agreement due to the termination of any employee's employment or increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Romarco or of any Romarco Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

      (h) exercise its discretion with respect to or otherwise voluntarily accelerate the vesting of any Romarco Stock Award as a result of the Merger or otherwise;

      (i) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

      (j) make any material tax election inconsistent with past practice or settle or compromise any material United States federal, state, local or non-United States income tax liability;

      (k) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the consolidated balance sheet of Romarco and the consolidated Romarco Subsidiaries as at December 31, 2004 or subsequently incurred in the ordinary course of business and consistent with past practice;

      (l) amend, modify or consent to the termination of any Romarco Material Contract, or amend, waive, modify or consent to the termination of Romarco's or any Romarco Subsidiary's material rights thereunder, other than in the ordinary course of business and consistent with past practice;

      (m) commence or settle any Action;

      (n) permit any item of Romarco Owned Intellectual Property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of Romarco Owned Intellectual Property;

      (o) allow any Romarco Title Document to lapse or to become unenforceable;

      (p) fail to make in a timely manner any filings with the SEC or Canadian Security Regulators required under the Securities Act or the Exchange Act or the Canadian Securities Laws; or

      (q) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

      SECTION 7.01. Registration Statement; Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, (i) Romarco and Western shall prepare the proxy statement to be sent to (A) the shareholders of Western relating to the meeting of Western's shareholders (the "Western Shareholders' Meeting") to be held to consider approval and adoption of this Agreement, and
(B) the shareholders of Romarco relating to the meeting of Romarco's shareholders (the "Romarco Shareholders' Meeting" and, together with the Western Shareholders' Meeting, the "Shareholders' Meetings") to be held to consider approval of the Romarco Transactions, or any information statement to be sent to such shareholders, as appropriate (such proxy statement, management information circular or information statement, as amended or supplemented, being referred to herein as the "Proxy Statement") and (ii) Romarco shall prepare and file with the SEC a registration statement on Form F-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Romarco Common Stock to be issued to the shareholders of Western pursuant to the Merger. Romarco will use its reasonable efforts to cause the Romarco Common Stock issued pursuant to the merger to be "freely tradeable" in British Columbia, Alberta and Ontario. Romarco and Western each shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Romarco shall take all or any action required under any applicable federal, state or provincial securities laws in connection with the issuance of shares of Romarco Common Stock pursuant to the Merger. Romarco and Western shall furnish to each other all information concerning it and its business as each other party may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of Romarco and Western shall mail the Proxy Statement to its shareholders.

      (b) Except as provided in Section 7.04(c), Western covenants that none of the Western Board or any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Romarco or Merger Sub, the approval or recommendation by the Western Board or any committee thereof of this Agreement, the Merger or any other Transaction (the "Western Board Recommendation") and the Proxy Statement shall include the recommendation of the Western Board to the shareholders of Western in favor of approval and adoption of this Agreement and approval of the Merger.

      (c) [Reserved].

      (d) Except as provided in Section 7.04(e), Romarco covenants that none of the Romarco Board or any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Western, the approval or recommendation by the Romarco Board or any committee thereof of this Agreement, the Merger and the Romarco Transactions or any other Transaction (the "Romarco Board Recommendation") and the Proxy Statement shall include the recommendation of the Romarco Board to the shareholders of Romarco in favor of the Romarco Transactions.

      (e) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Romarco or Western without the approval of the each of other parties (such approval not to be unreasonably withheld or delayed). Romarco and Western each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Romarco Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or a Canadian Securities Regulator for an amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC or a Canadian Securities Regulator for additional information.

      (f) Romarco represents and warrants to Western that the information supplied by Romarco for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Western and Romarco,
(iii) the time of each of the Shareholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Romarco or Merger Sub, or their respective officers or directors, should be discovered by Romarco which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Romarco shall promptly inform Western. Romarco represents and warrants to Western that all documents that Romarco is responsible for filing with the SEC and Canadian Securities Regulators, respectively, in connection with the Merger or the Transactions will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act, the Exchange Act and the Canadian Securities Laws.

      (g) Western represents and warrants to Romarco that the information supplied by Western for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Western and Romarco,
(iii) the time of each of the Shareholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Western or any Western Subsidiary, or their respective officers or directors, should be discovered by Western which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Western shall promptly inform Romarco. Western represents and warrants to Romarco that all documents that Western is responsible for filing with the SEC and Canadian Securities Regulators, respectively, in connection with the Merger or the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Canadian Securities Laws.

      SECTION 7.02. Shareholders' Meetings. Western shall call and hold the Western Shareholders' Meeting as promptly as practicable and in any event within 50 days of declaration by the SEC of the effectiveness of the Registration Statement for the purpose of voting upon the approval and adoption of this Agreement. Romarco shall call and hold the Romarco Shareholders' Meeting as promptly as practicable and in any event within 50 days of declaration by the SEC of the effectiveness of the Registration Statement for the purpose of voting upon the approval of the Romarco Transactions. Each of Western and Romarco shall use its reasonable best efforts to hold the Shareholders' Meetings on the same day as soon as practicable after the date on which the Registration Statement becomes effective. Each of Western and Romarco shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval and adoption of this Agreement or in favor of the approval of the Romarco Transactions, as the case may be, and shall take all other action necessary or advisable to secure the required vote or consent of its shareholders, except in the event and to the extent that the Board of Directors of such party, in accordance with Section 7.04(c) or Section 7.04(e), as applicable, withdraws or modifies its recommendations to its shareholders in favor of the approval and adoption of this Agreement or in favor of the approval of the Romarco Transactions, as the case may be.

      SECTION 7.03. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Western or Romarco or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement until the Effective Time, Western and Romarco shall (and shall cause their respective subsidiaries to): (i) provide to each other party (and each other party's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, the "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to each other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as each other party or its Representatives may reasonably request. In addition, each party and its Representatives shall cooperate fully (including providing instructions, where necessary) with such other party to enable the other party to contact third parties as such other party deems reasonably necessary to complete its due diligence; provided that such other party agrees not to initiate such contacts without the prior approval of the other party, which approval shall not be unreasonably withheld.

      (b) All information obtained by the parties pursuant to this Section 7.03 shall be kept confidential in accordance with the confidentiality agreement, dated May 11, 2005 (the "Confidentiality Agreement"), between Romarco and Western.

      (c) No investigation pursuant to this Section 7.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

      (d) Western and Romarco hereby waive the provisions of the Confidentiality Agreement as and to the extent necessary to permit the consummation of each Transaction.

      SECTION 7.04. No Solicitation of Transactions. (a) Each party to this Agreement agrees that neither it nor any of its respective subsidiaries nor any of its directors, officers or employees or any of its respective subsidiaries will, and that it will cause its and its respective subsidiaries' agents, advisors and other representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries), not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), (ii) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Competing Transaction, or (iv) authorize or permit any of the officers, directors or employees of such party or any of its Subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by such party, to take any such action. Each party to this Agreement shall notify each other party as promptly as practicable (and in any event within 48 hours after each party to this Agreement attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, specifying the material terms and conditions thereof and the identity of the party making such proposal, offer, inquiry or contact (including material amendments or proposed material amendments). Each party to this Agreement shall provide each other party with 24 hours prior notice (or such lesser prior notice as is provided to the members of the Board of Directors of such party) of any meeting of the Board of Directors of such party at which such Board of Directors is reasonably expected to consider any Competing Transaction. Each party to this Agreement immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Each party to this Agreement shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party and each party also agrees to promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) such party or any of its respective subsidiaries, if any, to return (or if permitted by the applicable confidentiality agreement, destroy) all confidential information heretofore furnished to such person by or on behalf of such party and, if requested by the other party, to enforce such person's obligation to do so.

      (b) Notwithstanding anything to the contrary in this Section 7.04, the Board of Directors of Romarco or Western, as the case may be, may furnish information to, and enter into discussions with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction, and such Board of Directors has (i) determined, in its good faith judgment (after having received the advice of a financial advisor of internationally recognized reputation), that such proposal or offer constitutes a Superior Proposal (as defined below), (ii) determined, in its good faith judgment after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel), that, in light of such Superior Proposal, the furnishing of such information or entering into discussions is required to comply with its fiduciary obligations to Romarco or Western, as the case may be, and its shareholders under applicable Law, (iii) provided written notice to each other party of its intent to furnish information or enter into discussions with such person at least three business days prior to taking any such action, and (iv) obtained from such person an executed confidentiality agreement on terms no less favorable to each other party than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting such party from satisfying its obligations under this Agreement).

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

      (c) Except as set forth in this Section 7.04(c), the Western Board shall not make a change in the Western Board Recommendation (a "Change in the Western Board Recommendation") or approve or recommend, or cause or permit Western to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction. Notwithstanding the foregoing, if the Western Board determines, in its good faith judgment prior to the Effective Time and after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel), that it is required to make a Change in the Western Board Recommendation to comply with its fiduciary obligations to Western and its shareholders under applicable Law, the Western Board may recommend a Superior Proposal, but only (i) after providing written notice to each other party (a "Notice of Western Superior Proposal") advising each other party that it has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that it intends to effect a Change in the Western Board Recommendation and the manner in which it intends (or may intend) to do so, and (ii) if Romarco does not, within three (3) business days of its receipt of the Notice of Western Superior Proposal, make an offer that the Western Board determines, in its good faith judgment (after having received the advice of a financial advisor of internationally recognized reputation) to be at least as favorable to such party's shareholders as such Superior Proposal. Any disclosure that the Western Board may be compelled to make with respect to the receipt of a proposal or offer for a Competing Transaction or otherwise in order to comply with its fiduciary obligations to Western and its shareholders under applicable Law or Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Agreement, provided that such disclosure states that no action will be taken by the Western Board in violation of this Section 7.04. Notwithstanding anything to the contrary contained in this Agreement, the obligation of Western to call, give notice of, convene and hold the Western Shareholders' Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Competing Transaction, or by any Change in the Western Board Recommendation. Western shall not submit to the vote of its shareholders any Competing Transaction, or propose to do so. Any withdrawal, modification or change of recommendation of the Western Board, the approval or recommendation or proposed approval or recommendation of any Superior Proposal or the entry by Western into any agreement with respect to any Superior Proposal shall not change the approval of the Western Board for purposes of causing any state takeover statute or other state law to be inapplicable to the Transactions.

      (d) [Reserved].

      (e) Except as set forth in this Section 7.04(e), the Romarco Board shall not make a change in the Romarco Board Recommendation (a "Change in the Romarco Board Recommendation") or approve or recommend, or cause or permit Romarco to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction. Notwithstanding the foregoing, if the Romarco Board determines, in its good faith judgment prior to the Effective Time and after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel), that it is required to make a Change in the Romarco Board Recommendation to comply with its fiduciary obligations to Romarco and its shareholders under applicable Law, the Romarco Board may recommend a Superior Proposal, but only (i) after providing written notice to each other party (a "Notice of Romarco Superior Proposal") advising each other party that it has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that it intends to effect a Change in the Romarco Board Recommendation and the manner in which it intends (or may intend) to do so, and (ii) if Western does not, within three (3) business days of its receipt of the Notice of Romarco Superior Proposal, make an offer that the Romarco Board determines, in its good faith judgment (after having received the advice of a financial advisor of internationally recognized reputation) to be at least as favorable to such party's shareholders as such Superior Proposal. Any disclosure that the Romarco Board may be compelled to make with respect to the receipt of a proposal or offer for a Competing Transaction or otherwise in order to comply with its fiduciary obligations to Romarco and its shareholders under applicable Law or Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Agreement, provided that such disclosure states that no action will be taken by the Romarco Board in violation of this Section 7.04. Notwithstanding anything to the contrary contained in this Agreement, the obligation of Romarco to call, give notice of, convene and hold the Romarco Shareholders' Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Competing Transaction, or by any Change in the Romarco Board Recommendation. Romarco shall not submit to the vote of its shareholders any Competing Transaction, or propose to do so. Any withdrawal, modification or change of recommendation of the Romarco Board, the approval or recommendation or proposed approval or recommendation of any Superior Proposal or the entry by Romarco into any agreement with respect to any Superior Proposal shall not change the approval of the Romarco Board for purposes of causing any takeover statute or other law to be inapplicable to the Transactions.

      (f) A "Competing Transaction" means any of the following (other than the Transactions): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Western or any Western Subsidiary, or Romarco or any Romarco Subsidiary, as the case may be; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses of Western or Romarco that constitute or represent 15% or more of the assets of such party and its subsidiaries, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of Western or any Western Subsidiary, or Romarco or any Romarco Subsidiary, as the case may be;
(iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of Western or any Western Subsidiary, or Romarco or any Romarco Subsidiary, as the case may be; (v) in the case of Western, any solicitation in opposition to approval and adoption of this Agreement by such party's shareholders; (vi) in the case of Romarco, any solicitation in opposition to approval of the Share Issuance by Romarco's shareholders; or (vii) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay any of the Transactions.

      (g) A "Superior Proposal" means an unsolicited written bona fide offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination or other similar transaction involving Western or Romarco, as the case may be, pursuant to which the shareholders of such party immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction or
(ii) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving Western or Romarco, as the case may be), directly or indirectly, of ownership of 100% of the then outstanding shares of stock of Western or Romarco, as the case may be, on terms (including conditions to consummation of the contemplated transaction) that the Board of Directors of such party determines, in its good faith judgment (after having received the advice of a financial advisor of internationally recognized reputation), to be more favorable to the shareholders of such party than the Merger and for which financing, to the extent required, is then committed; provided, however, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the good faith judgment of the Board of Directors of such party (after having received the advice of a financial advisor of internationally recognized reputation) to be obtained by such third party on a timely basis.

      SECTION 7.05. [Reserved].

      SECTION 7.06. Directors' and Officers' Insurance. (a) The Surviving Corporation shall maintain in effect for four years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by Western (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.06(a) more than an amount per year equal to 150% of current annual premiums paid by Western for such insurance.

      (b) In the event Western or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Western or the Surviving Corporation, as the case may be, or at Romarco's option, Romarco, shall assume the obligations of Western and the Surviving Corporation set forth in this Section 7.06.

      SECTION 7.07. Notification of Certain Matters. On or prior to the Effective Time, each of Romarco and Western shall give prompt notice to each other party, of (a) the occurrence, or non occurrence, of any event the occurrence, or non occurrence, of which could reasonably be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect and (b) any failure of Western, Romarco or Merger Sub, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      SECTION 7.08. Western Affiliates. No later than 30 days after the date of this Agreement, Western shall deliver to Romarco a list of names and addresses of those persons who were, in Western's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being a "Western Affiliate")) of Western. Western shall provide Romarco with such information and documents as Romarco shall reasonably request for purposes of reviewing such list. Western shall use its reasonable best efforts to deliver or cause to be delivered to Romarco, prior to the Effective time, an affiliate letter in the form attached hereto as Exhibit 7.08, executed by each of the Western Affiliates identified in the foregoing list and any person who shall, to the knowledge of Western, have become a Western Affiliate subsequent to the delivery of such list.

      SECTION 7.09. [Reserved].

      SECTION 7.10. Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with Western or Romarco or their respective subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger; provided that neither Romarco nor Western will be required by this
Section 7.10 to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (A) requires, before or after the Effective Time, the divestiture of any assets that are material to it and its subsidiaries, taken as a whole, or (B) limits, before or after the Effective Time, its freedom of action with respect to, or its ability to retain, any assets or businesses that are material to it and its subsidiaries, taken as a whole. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

      SECTION 7.11. [Reserved].

      SECTION 7.12. Obligations of Merger Sub. Romarco shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

      SECTION 7.13. Consents of Accountants. Romarco and Western will each use all reasonable efforts to cause to be delivered to each other consents from their respective independent auditors, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form F-4 under the Securities Act.

      SECTION 7.14. TSX Listing. Romarco shall promptly prepare and submit to the TSX Venture or the TSX a listing application covering the shares of Romarco Common Stock to be issued in the Merger and pursuant to Substitute Options and Substitute Warrants, and shall use its reasonable efforts to obtain, prior to the Effective Time, all requisite approvals from the TSX Venture or the TSX, as applicable, including approval for the listing of such Romarco Common Stock, subject to official notice of issuance, and Western shall cooperate with Romarco with respect to such listing.

      SECTION 7.15. [Reserved].

      SECTION 7.16. Public Announcements. Unless otherwise required by applicable Law or the requirements of The TSX Venture or the TSX, Romarco and Western shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions.

      SECTION 7.17. Board of Directors of Romarco. Romarco shall take all such action as may be necessary to cause the number of directors comprising the Board of Directors of Romarco as of the Effective Time to be increased to up to 9.

      SECTION 7.18. Western Financing. Romarco agrees to provide financing to Western upon the terms and conditions set forth in Appendix 7.18 hereto, subject to any requisite approval of any Governmental Authority, including the TSX Venture and the TSX.

      SECTION 7.19. Officers of Romarco. As soon as reasonably practicable after the Effective Time, Romarco shall take all such action as may be necessary to cause Thomas Mancuso, President and Chief Executive Officer of Western, to be appointed President of Romarco.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

      SECTION 8.01. Conditions to the Obligations of Each Party. The obligations of Western, Romarco and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

      (a) Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

      (b) Western Shareholder Approval. This Agreement shall have been approved and adopted by the requisite affirmative vote of the shareholders of Western in accordance with the IBCA and Western's Articles of Incorporation.

      (c) [Reserved].

      (d) Romarco Shareholder Approval. The Romarco Transactions shall have been approved by the requisite affirmative vote of the shareholders of Romarco in accordance with the OBCA and Romarco's Articles.

      (e) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

      (f) TSX Listing. All requisite approvals of the TSX Venture or the TSX shall have been obtained and the shares of Romarco Common Stock to be issued in the Merger shall have been authorized for listing on the TSX Venture or the TSX, subject to official notice of issuance and the filing of customary documents.

      SECTION 8.02. Conditions to the Obligations of Romarco and Merger Sub. The obligations of Romarco and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

      (a) Representations and Warranties of Western. The representations and warranties of Western contained in this Agreement shall be true and correct (without giving effect to any limitation as to materiality or Western Material Adverse Effect set forth therein) as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case of as such earlier date), except (i) where the representations of Western contained in Section 3.03(a) are not true and correct to less than a de minimis extent and (ii) where the failure of such other representations of Western to be so true and correct (without giving effect to any limitation as to materiality or Western Material Adverse Effect set forth therein) would not have a Western Material Adverse Effect.

      (b) [Reserved].

      (c) Agreements and Covenants of Western. Western shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

      (d) [Reserved].

      (e) Officer's Certificate. Western shall have delivered to Romarco a certificate, dated the date of the Closing, signed by the President of Western, certifying as to the satisfaction of the conditions specified in Sections 8.02(a), 8.02(c) and 8.02(g).

      (f) Consents. The consents, approvals or authorizations listed on Section 8.02(f) of the Western Disclosure Schedule shall have been obtained.

      (g) Western Material Adverse Effect. No Western Material Adverse Effect shall have occurred since the date of this Agreement.

      (h) [Reserved].

      (i) [Reserved].

      (j) Dissenting Shares. The number of Dissenting Shares shall not exceed 5% of the number of all Western Shares issued and outstanding immediately prior to the Effective Time.

      (k) Severance Agreements. The Severance Agreements attached as Exhibit 8.02(k) hereof shall be in full force and effect, valid and enforceable and shall not have been amended or modified in any manner or repudiated or rescinded by any party thereto.

      SECTION 8.03. Conditions to the Obligations of Western. The obligations of Western to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

      (a) Representations and Warranties of Romarco. The representations and warranties of Romarco contained in this Agreement shall be true and correct (without giving effect to any limitation as to materiality or Romarco Material Adverse Effect set forth therein) as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case of as such earlier date), except (i) where the representations of Romarco contained in Section 5.03(a) are not true and correct to less than a de minimis extent and (ii) where the failure of such other representations of Romarco to be so true and correct (without giving effect to any limitation as to materiality or Romarco Material Adverse Effect set forth therein) would not have a Romarco Material Adverse Effect.

      (b) [Reserved].

      (c) Agreements and Covenants of Romarco. Romarco shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

      (d) [Reserved].

      (e) Officer's Certificate. Romarco shall have delivered to Western a certificate, dated the date of the Closing, signed by the President of Romarco, certifying as to the satisfaction of the conditions specified in Sections 8.03(a), 8.03(c) and 8.03(g).

      (f) [Reserved].

      (g) Romarco Material Adverse Effect. No Romarco Material Adverse Effect shall have occurred since the date of this Agreement.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 9.01. Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the shareholders of Romarco or Western, as follows:

      (a) by mutual written consent of Romarco and Western duly authorized by the Boards of Directors of Romarco and Western; or

      (b) by either Romarco or Western if the Effective Time shall not have occurred on or before June 30, 2006; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

      (c) by either Romarco or Western if any Governmental Authority in the United States or Canada shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger; or

      (d) by Romarco (at any time prior to the adoption and approval of this Agreement and the Merger by the required votes of the shareholders of Western) if a Triggering Event (as defined below) with respect to Western shall have occurred; or

      (e) by Western (at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the shareholders of Romarco) if a Triggering Event with respect to Romarco shall have occurred; or

      (f) [Reserved]; or

      (g) by either Romarco or Western if this Agreement shall fail to receive the requisite vote for approval by the holders of Western Common Stock or Western Series A Preferred Stock at the Western Shareholders' Meeting; or

      (h) [Reserved]; or

      (i) by either Romarco or Western if the Romarco Transactions shall fail to receive the requisite vote for approval at the Romarco Shareholders' Meeting; or

      (j) by Romarco upon a breach of any representation, warranty, covenant or agreement on the part of Western set forth in this Agreement, or if any representation or warranty of Western shall have become untrue, in either case such that the conditions set forth in Section 8.02(a) through Section 8.02(d) and Section 8.02(g) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue ("Romarco Terminating Breach"); provided, however, that, if such Romarco Terminating Breach is curable by Western, as the case may be, Romarco may not terminate this Agreement under this Section 9.01(j) for so long as Western continues to exercise its best efforts to cure such breach, unless such breach is not cured within 15 days after notice of such breach is provided by Romarco to Western; or

      (k) by Western upon a breach of any representation, warranty, covenant or agreement on the part of either Romarco or Merger Sub set forth in this Agreement, or if any representation or warranty of Romarco or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.03(a) through Section 8.03(d) and Section 8.03(g) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue ("Western Terminating Breach"); provided, however, that, if such Western Terminating Breach is curable by Romarco or Merger Sub, as the case may be, Western may not terminate this Agreement under this Section 9.01(k) for so long as Romarco or Merger Sub, as the case may be, continue to exercise its best efforts to cure such breach, unless such breach is not cured within 15 days after notice of such breach is provided by Western to Romarco or Merger Sub, as the case may be.

For purposes of this Agreement, a "Triggering Event" with respect to a party hereto shall be deemed to have occurred if: (i) the Board of Directors of such party or any committee thereof withdraws, modifies or changes its recommendation of this Agreement, the Merger or the Transactions in a manner adverse to any other party or shall have resolved to do so; (ii) the Board of Directors of such party shall have recommended to the shareholders of such party a Competing Transaction or shall have resolved to do so or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Competing Transaction; (iii) such party shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of such party in favor of the approval and adoption of this Agreement and the approval of the Merger or approval of the Romarco Transactions, as applicable;
(iv) the Board of Directors of such party fails to reaffirm its recommendation in favor of the approval and adoption of this Agreement and the approval of the Merger or approval of the Romarco Transactions, as applicable, within five business days after any other party requests in writing that such recommendation be reaffirmed; (v) through the fault (whether by commission or omission) of such party, the Merger or the Romarco Transactions, as applicable, is not, prior to June 30, 2006, submitted for the approval of the shareholders of such party at the Western Shareholders' Meeting or Romarco Shareholders' Meeting; (vi) such party shall have intentionally breached its obligations under Section 7.04;
(vii) Romarco breaches any material term of the Romarco Stock Option Agreement;
(vii) Western breaches any material term of the Western Stock Option Agreement; or (vii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of such party is commenced, and the Board of Directors of such party fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders).

      SECTION 9.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except (a) as set forth in Section 9.03 and (b) nothing herein shall relieve any party from liability for any willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination; provided, however, that the Confidentiality Agreement shall survive any termination of this Agreement.

      SECTION 9.03. Fees and Expenses. (a) Except as set forth in this Section 9.03, all Expenses (as defined below) incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Merger or any other Transaction is consummated, except that Romarco and Western shall each pay one-half of all Expenses relating to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC, Canadian Securities Law and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of shareholder approvals, and all other matters related to the closing of the Merger and the Transactions. (b) Western agrees that:

            (i) if Romarco shall terminate this Agreement pursuant to Section 9.01(d) as a result of a Triggering Event with respect to Western; or

            (ii) [Reserved]; or

            (iii) if (A) Romarco or Western shall terminate this Agreement pursuant to Section 9.01(g), (B) prior to the time of such termination a Competing Transaction shall have been publicly announced with respect to Western, and (C) Western enters into an agreement providing for a Third Party Acquisition (as defined below) within 12 months after the date of such termination, and (D) a Third Party Acquisition is consummated within 24 months after the date of such termination; or

            (iv) if (A) Romarco or Western shall terminate this Agreement pursuant to Section 9.01(b) and (B) prior to the time of such termination a Competing Transaction shall have been publicly announced with respect to Western, and (C) Western enters into an agreement providing for a Third Party Acquisition within 12 months after the date of such termination, and
      (D) a Third Party Acquisition is consummated within 24 months after the date of such termination;

then Western shall pay promptly in immediately available funds (but in any event no later than two (2) business days after the first of such events shall have occurred) to Romarco (x) a fee of US$1,000,000 (the "Western Fees"), and (y) an amount equal to Romarco's Expenses incurred in connection with this Agreement and the Transactions up to a maximum of US$1,000,000.

      (c) [Reserved].

      (d) Romarco agrees that:

            (i) if Western shall terminate this Agreement pursuant to Section 9.01(e) as a result of a Triggering Event with respect to Romarco; or

            (ii) [Reserved]; or

            (iii) if (A) Romarco or Western shall terminate this Agreement pursuant to Section 9.01(i), (B) prior to the time of such termination a Competing Transaction shall have been publicly announced with respect to Romarco, and (C) Romarco enters into an agreement providing for a Third Party Acquisition (as defined below) within 12 months after the date of such termination, and (D) a Third Party Acquisition is consummated within 24 months after the date of such termination; or

            (iv) if (A) Romarco or Western shall terminate this Agreement pursuant to Section 9.01(b) and (B) prior to the time of such termination a Competing Transaction shall have been publicly announced with respect to Romarco, and (C) Romarco enters into an agreement providing for a Third Party Acquisition within 12 months after the date of such termination, and
      (D) a Third Party Acquisition is consummated within 24 months after the date of such termination;

then Romarco shall pay promptly in immediately available funds (but in any event no later than two (2) business days after the first of such events shall have occurred) to Western (x) a fee of US$1,000,000 (the "Romarco Fees"), and (y) an amount equal to Western's Expenses incurred in connection with this Agreement and the Transactions up to a maximum of US$1,000,000.

      (e) Each of Romarco and Western acknowledges that the agreements contained in this Section 9.03 are an integral part of the Transactions. In the event that Romarco or Western, as the case may be, shall fail to pay the Western Fees or Romarco Fees, as applicable, or any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by any other party (including, without limitation, reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03, together with interest on such unpaid Western Fees or Romarco Fees, as applicable, and Expenses, commencing on the date that the Western Fees or Romarco Fees, as applicable, or such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's Prime Rate plus 1.00%. Payment of the fees and expenses described in this Section 9.03 shall not be in lieu of any damages incurred in the event of willful or intentional breach of this Agreement.

      (f) "Third Party Acquisition" means any of the following transactions (other than the Transactions): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Western or Romarco, as the case may be, pursuant to which the shareholders of such party immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction or of any direct or indirect Parent thereof; (ii) a sale or other disposition by Western or Romarco, as the case may be, of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the business of such party immediately prior to such sale or other disposition; (iii) an acquisition by any person or group (including by way of a tender offer or an exchange offer or an issuance of capital stock by Western or Romarco, as the case may be), directly or indirectly, of beneficial ownership of fifty percent (50%) or more of the voting power of the then outstanding shares of capital stock of Western or Romarco, as the case may be;
(iv) the adoption by Western or Romarco, as the case may be, of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by Western or Romarco, as the case may be, or any of their subsidiaries of 50% or more of the outstanding shares of capital stock of such party.

            (g) Expense Reimbursement.

            (i) Western agrees that, if this Agreement is terminated pursuant to
      Section 9.01(g) or 9.01(j) because of a Romarco Terminating Breach applicable to Western, Western shall pay to Romarco an amount equal to all Expenses incurred by Romarco in connection with this Agreement and the Transactions for which Romarco has not been previously reimbursed, up to a maximum of US$1,000,000.

            (ii) [Reserved].

            (iii) Romarco agrees that, if this Agreement is terminated pursuant to Section 9.01(i) or 9.01(k) because of a Western Terminating Breach applicable to Romarco, Romarco shall pay to Western an amount equal to all Expenses incurred by Western in connection with this Agreement and the Transactions for which Western has not been previously reimbursed, up to a maximum of US$1,000,000.

      SECTION 9.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Transactions by the shareholders of Western, no amendment may be made that would reduce the amount or change the type of consideration into which each Western Share shall be converted upon consummation of the Merger without their approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

      SECTION 9.05. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document provided pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE X

                               GENERAL PROVISIONS

      SECTION 10.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate (i) at the Effective Time, except that the agreements set forth in Articles I and II and Sections 7.03(b) and 7.06 and this Article X shall survive the Effective Time, or (ii) upon the termination of this Agreement pursuant to Section 9.01, except that Section 9.03 shall survive such termination.

      SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                  if to Romarco or Merger Sub:

                           Diane R. Garrett
                           Romarco Minerals Inc.
                           1500-885 West Georgia Street
                           Vancouver BC  V6C 3E8
                           Attention: Diane R. Garrett
                           Facsimile No: (604) 688-9274
                           Email:  dgarrett@romarco.com

                  with a copy to:

                           Shearman & Sterling LLP
                           Commerce Court West
                           Suite 4405, P.O. Box 247
                           Toronto, Canada  M5L 1E8
                           Attention: Jason Lehner
                           Facsimile No:  (416) 360-2958
                           Email:  jlehner@shearman.com

                  if to Western:

                           Western Goldfields, Inc.
                           961 Matley Lane, Suite 120
                           Reno, NV 89502
                           Attention: Toby Mancuso
                           Facsimile No: (775) 337-9441
                           Email:  tmancuso@westerngoldfields.net

                  with a copy to:

                           Troutman Sanders LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY  10174
                           Attention: Henry I. Rothman
                           Facsimile No:   (212) 704-6288
                           Email:  henry.rothman@troutmansanders.com

      SECTION 10.03. Certain Definitions. (a) For purposes of this Agreement:

            "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

            "beneficial owner", with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

            "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

            "Canadian Securities Laws" means the securities legislation of British Columbia, Alberta and Ontario and the rules, regulation, policies and instruments thereunder, as applicable.

            "Canadian Securities Regulators" means the Securities Commission of British Columbia, Alberta and Ontario, as applicable.

            "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

            "Environmental Laws" means any United States federal, state or local or non United States laws relating to: (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or
      (iii) pollution or protection of the environment, health, safety or natural resources.

            "Hazardous Substances" means: (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

            "Intellectual Property" means: (i) United States, non-United States and international patents, patent applications and statutory invention registrations; (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof; (iii) copyrightable works, copyrights, and registrations and applications for registration thereof; and (iv) confidential and proprietary information, including trade secrets and know-how.

            "knowledge of Romarco" means the actual knowledge of any executive officer of Romarco, after due inquiry.

            "knowledge of Western" means the actual knowledge of any executive officer of Western, after due inquiry.

            "Permitted Liens" means: (i) Liens for current taxes and assessments not yet past due; (ii) inchoate mechanics' and materialmen's Liens for construction in progress; (iii) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business consistent with past practice; and (iv) all matters of record, Liens and other imperfections of title and encumbrances that would not have a Western Material Adverse Effect or a Romarco Material Adverse Effect, as the case may be.

            "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

            "Reserves" means that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

            "Romarco Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to (i) the business, prospects, condition (financial or otherwise), assets, liabilities or results of operations of Romarco and its subsidiaries taken as a whole or (ii) the ability of Romarco to perform its obligations under this Agreement or to consummate the Transactions; provided, however, that clause (i) shall not include any event, circumstance, change or effect resulting from (x) changes in general economic conditions or changes in securities markets in general,
      (y) general changes in the industries in which Romarco and its subsidiaries operate, except those events, circumstances, changes or effects that adversely affect Romarco and its subsidiaries to a materially greater extent than they affect other entities operating in such industries or (z) the public announcement or pendency of the Transactions.

            "subsidiary" or "subsidiaries" of Western, the Surviving Corporation or Romarco or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

            "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security (including Canada Pension Plan payments), workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

            "Tax Return" includes, without limitation, all returns, reports, declarations, elections, notices, filings, information returns and statements in respect of Taxes.

            "Western Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to (i) the business, prospects, condition (financial or otherwise), assets, liabilities or results of operations of Western and its subsidiaries taken as a whole or (ii) the ability of Western to perform its obligations under this Agreement or to consummate the Transactions; provided, however, that clause (i) shall not include any event, circumstance, change or effect resulting from (x) changes in general economic conditions or changes in securities markets in general,
      (y) general changes in the industries in which Western and its subsidiaries operate, except those events, circumstances, changes or effects that adversely affect Western and its subsidiaries to a materially greater extent than they affect other entities operating in such industries or (z) the public announcement or pendency of the Transactions.

      (b) The following terms have the meaning set forth in the Sections set forth below:

       Defined Term                                                                     Location of Definition
       ------------                                                                     ----------------------
       Action.............................................................                  ss. 3.09
       Agreement..........................................................                  Preamble
       AMEX...............................................................                  ss. 2.07(b)
       Blue Sky Laws......................................................                  ss. 3.05(b)
       Canadian GAAP......................................................                  ss. 5.07(b)
       Certificate of Merger..............................................                  ss. 1.02
       Change in the Romarco Board Recommendation.........................                  ss. 7.04(e)
       Change in the Western Board Recommendation.........................                  ss. 7.04(c)
       Change of Name.....................................................                  Recitals
       Closing............................................................                  ss. 1.02
       Code...............................................................                  ss. 2.03(i)
       Competing Transaction..............................................                  ss. 7.04(f)
       Confidentiality Agreement..........................................                  ss. 7.03(b)
       Dissenting Shares..................................................                  ss. 2.14(a)
       Dissenting Shares..................................................                  ss. 2.13(a)
       Dundee Securities..................................................                  ss. 5.21
       Effective Time.....................................................                  ss. 1.02
       ERISA..............................................................                  ss. 3.10(a)
       Exchange Act.......................................................                  ss. 2.07(c)
       Exchange Agent.....................................................                  ss. 2.02(a)
       Expenses...........................................................                  ss. 9.03(a)

       Defined Term                                                                     Location of Definition
       ------------                                                                     ----------------------
       Governmental Authority.............................................                  ss. 3.05(b)
       Haywood Securities.................................................                  ss. 3.21
       IBCA...............................................................                  Recitals
       IRS................................................................                  ss. 3.10(a)
       Law................................................................                  ss. 3.05(a)
       Liens..............................................................                  ss. 3.12(a)
       Merger.............................................................                  Recitals
       Multiemployer Plan.................................................                  ss. 3.10(b)
       Notice of Romarco Superior Proposal................................                  ss. 7.04(e)
       Notice of Western Superior Proposal................................                  ss. 7.04(c)
       Order..............................................................                  ss. 8.01(e)
       OBCA...............................................................                  ss.5.05
       OSC................................................................                  ss. 5.07(a)
       Proxy Statement....................................................                  ss. 7.01(a)
       Registration Statement.............................................                  ss. 7.01(a)
       Representatives....................................................                  ss. 7.03(a)
       Romarco............................................................                  Preamble
       Romarco Balance Sheet..............................................                  ss. 5.07(c)
       Romarco Board......................................................                  Recitals
       Romarco Board Recommendation.......................................                  ss. 7.01(d)
       Romarco Common Stock...............................................                  Recitals
       Romarco CSA Reports................................................                  ss. 5.07(a)
       Romarco Disclosure Schedule........................................                  Article V
       Romarco Fees.......................................................                  ss. 9.03(f)
       Romarco Lease Documents............................................                  ss. 5.10(b)
       Romarco Licensed Intellectual Property.............................                  ss. 5.11(c)
       Romarco Material Contracts.........................................                  ss. 5.14(a)
       Romarco Owned Intellectual Property................................                  ss. 5.11(b)
       Romarco Permits....................................................                  ss. 5.06
       Romarco Properties.................................................                  ss. 5.10
       Romarco Stock Awards...............................................                  ss. 5.03(a)
       Romarco Stock Option Agreement.....................................                  Recitals
       Romarco Stock Options..............................................                  ss. 5.03(a)
       Romarco Stock Option Plans.........................................                  ss. 5.03(a)
       Romarco Shareholders' Meeting......................................                  ss. 7.01(a)
       Romarco Subsidiary.................................................                  ss. 5.01(a)
       Romarco Terminating Breach.........................................                  ss. 9.01(j)
       Romarco Title Documents............................................                  ss. 5.10
       Romarco Transactions...............................................                  Recitals
       SEC................................................................                  ss. 3.07(a)
       Securities Act.....................................................                  ss. 2.15
       Share Issuance.....................................................                  Recitals
       Shareholders' Meetings.............................................                  ss. 7.01(a)
       Stock Option Agreements............................................                  Recitals

       Defined Term                                                                     Location of Definition
       ------------                                                                     ----------------------
       Substitute Options.................................................                  ss. 2.08(a)
       Substitute Option..................................................                  ss. 2.07(a)
       Substitute Warrant.................................................                  ss. 2.09(a)
       Superior Proposal..................................................                  ss. 7.04(g)
       Surviving Corporation..............................................                  ss. 1.01
       Third Party Acquisition............................................                  ss. 9.03(f)
       Transactions.......................................................                  Recitals
       Triggering Event...................................................                  ss. 9.01
       TSX................................................................                  ss. 2.07(b)
       TSX Venture........................................................                  ss. 2.03(e)
       U.S. GAAP..........................................................                  ss. 3.07(b)
       Western............................................................                  Preamble
       Western Affiliate..................................................                  ss. 7.08
       Western Balance Sheet..............................................                  ss. 3.07(c)
       Western Board......................................................                  Recitals
       Western Board Recommendation.......................................                  ss. 7.01(b)
       Western Certificates...............................................                  ss. 2.03(b)
       Western Common Stock...............................................                  Recitals
       Western Disclosure Schedule........................................                  Article III
       Exchange Fund......................................................                  ss. 2.03(a)
       Exchange Ratio.....................................................                  ss. 2.01(a)
       Western Fees.......................................................                  ss. 9.03(b)
       Western Lease Documents............................................                  ss. 3.12(b)
       Western Licensed Intellectual Property.............................                  ss. 3.13(c)
       Western Material Contracts.........................................                  ss. 3.16(a)
       Merger Consideration...............................................                  ss. 2.01(a)
       Merger.............................................................                  Recitals
       Merger Sub.........................................................                  Preamble
       Western Multiple Employer Plan.....................................                  ss. 3.10(b)
       Western Owned Intellectual Property................................                  ss. 3.13(b)
       Western Permits....................................................                  ss. 3.06
       Western Plans......................................................                  ss. 3.10(a)
       Western Preferred Stock............................................                  ss. 3.03(a)
       Western Properties.................................................                  ss. 3.12
       Western SEC Reports................................................                  ss. 3.07(a)
       Western Series A Preferred Stock...................................                  ss. 2.01(d)
       Western Shares.....................................................                  ss. 2.01(a)
       Western Stock Awards...............................................                  ss. 3.03(a)
       Western Stock Options..............................................                  ss. 2.07(a)
       Western Shareholders' Meeting......................................                  ss. 7.01(a)
       Western Stock Option Agreement.....................................                  Recitals
       Western Subsidiary.................................................                  ss. 3.01(a)
       Western Terminating Breach.........................................                  ss. 9.01(k)
       Western Title Documents............................................                  ss. 3.12
       Western Warrant Agreements.........................................                  ss. 2.09(a)
       Western Warrants...................................................                  ss. 2.09(a)

      SECTION 10.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

      SECTION 10.05. Entire Agreement; Assignment. This Agreement and the Stock Option Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes, except as set forth in Sections 7.03(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Romarco and Merger Sub may assign all or any of their rights and obligations hereunder to any affiliate of Romarco, provided that no such assignment shall relieve the assigning party of any of its obligations hereunder if such assignee does not perform such obligations.

      SECTION 10.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

      SECTION 10.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

      SECTION 10.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein required to be governed by the IBCA or the OBCA, as applicable). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

      SECTION 10.09. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 10.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      SECTION 10.11. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and
(b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.11.

      IN WITNESS WHEREOF, Romarco, Merger Sub and Western have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    ROMARCO MINERALS INC.


                                    By       /s/ Diane R. Garrett
                                       -----------------------------------------
                                    Name:        Diane R. Garrett
                                    Title:       President and Chief Executive
                                                 Officer


                                    ROMARCO MERGER CORPORATION


                                    By       /s/ Diane R. Garrett
                                       -----------------------------------------
                                    Name:        Diane  R. Garrett
                                    Title:       President


                                    WESTERN GOLDFIELDS, INC.


                                    By       /s/ Thomas G. Mancuso
                                       -----------------------------------------
                                    Name:        Thomas G. Mancuso
                                    Title:       President and Chief Executive
                                                 Officer

                                                                    EXHIBIT 7.08


                          FORM OF AFFILIATE LETTER FOR
                              AFFILIATES OF WESTERN

                                                                 [___] [_], 2005

Romarco Minerals Inc.
[Address]

Ladies and Gentlemen:

      I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Western Goldfields, Inc., ("Western"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 30, 2005 (the "Merger Agreement"), among Romarco Minerals Inc., an Ontario corporation ("Romarco"), Western and Romarco Merger Corporation, a Delaware corporation ("Merger Sub"), Merger Sub will be merged with and into Western (the "Merger"). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

      As a result of the Merger, I may receive shares of common stock, without par value, of Romarco (the "Romarco Shares"). I would receive such Romarco Shares in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $0.01 per share, of Western (the "Western Shares").

      1. I represent, warrant and covenant to Romarco that in the event I receive any Romarco Shares as a result of the Merger:

            A. I shall not make any sale, transfer or other disposition of the Romarco Shares in violation of the Act or the Rules and Regulations.

            B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Romarco Shares, to the extent I felt necessary, with my counsel or counsel for Western.

            C. I have been advised that the issuance of the Romarco Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form F-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the shareholders of Western, (a) I may be deemed to be an affiliate of Western and (b) the distribution by me of the Romarco Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Romarco Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act,
      (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Romarco, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

            D. I understand that Romarco is under no obligation to register the sale, transfer or other disposition of the Romarco Shares by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

            E. I understand that there will be placed on the certificates for the Romarco Shares issued to me, or any substitutions therefor, a legend stating in substance:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [______], 200[5] BETWEEN THE REGISTERED HOLDER HEREOF AND ROMARCO, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ROMARCO."

            F. I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Romarco reserves the right to put the following legend on the certificates issued to my transferee:

                     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
            BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

            G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Western as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

2. By Romarco's acceptance of this letter, Romarco hereby agrees with me as follows:

      A. For so long as and to the extent necessary to permit me to sell the Romarco Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Romarco shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) furnish to me upon request a written statement as to whether Romarco has complied with such reporting requirements during the 12 months preceding any proposed sale of the Romarco Shares by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Romarco hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the Exchange Act during the preceding 12 months.

      B. It is understood and agreed that certificates with the legends set forth in paragraphs I(E) and l(F) above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Romarco Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Romarco Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Romarco has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Romarco, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                            Very truly yours,

                                            ------------------------------------
                                            Name:


Agreed and accepted this [___] day
of [_________], 200[5], by

ROMARCO MINERALS INC.


By:
      --------------------------------------
      Name:
      Title:

                                                                   Appendix 7.18


                    Terms and conditions of Western Financing

                              ROMARCO MINERALS INC.

--------------------------------------------------------------------------------



                               ____________, 2005


Western Goldfields, Inc.
961 Matley Lane, Suite 120
Reno, NV 89502
Attention: Toby Mancuso

                     LETTER AGREEMENT FOR INTERIM FINANCING

Ladies and Gentlemen:

The following sets out the terms whereby Romarco Minerals Inc. will provide interim financing to Western Goldfields, Inc.

BORROWER:                     Western Goldfields, Inc. (the "Borrower")

LENDER: Romarco Minerals Inc. ("Romarco") and/or Romarco Minerals US Inc. (together, the "Lender")

PRINCIPAL AMOUNT:             No set  amount. Each borrowing pursuant to this
                              Term Sheet shall be evidenced by a promissory note issued by the Borrower to the Lender (each a "Note" and collectively, the "Loan"). The form of
                              Note is attached as Appendix A hereto. The
                              Borrower from time to time may request a draw under this facility by providing written notice to the Lender, specifying the principal amount requested and the intended use of the proceeds thereof.

USE OF PROCEEDS:              The Borrower will use the proceeds of the Loan for
                              the following purposes:

                              1. Transaction costs relating to the proposed merger of a subsidiary of Romarco with and into the Borrower (the "Merger") pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 30, 2005, among Romarco, its subsidiary and the Borrower (the "Merger Agreement").

                              2. Payments associated with the Facility Agreement, dated as of November 5, 2003, among the Borrower, Western Mesquite Mines, Inc., Calumet Mining Company and RMB International (Dublin) Limited, RMB Resources Limited (together "RMB"), as amended by that certain Supplemental Agreement, dated July 17, 2005 (collectively, the "Facility Agreement").

                              3. Funds associated with feasibility work at the Borrower's Mesquite property.

                              4. Funds required for the working capital needs of the Borrower, pursuant to a budget agreed to by the parties within ten
                                      (10) business days of the date hereof.

                              Proceeds of the Loan may be used for no other purpose without prior written consent of the Lender. The Borrower will ensure and properly document all expenditures related to the Loan, which shall be provided to the Lender immediately upon their request.

GUARANTORS:                   The Loan shall be fully and unconditionally
                              guaranteed, on a joint and several basis, by each of the Borrower's subsidiaries.

Romarco Minerals Inc.
Letter Agreement for Interim Financing -Western Goldfields Inc.

--------------------------------------------------------------------------------

TERM/                         1.      The Loan shall be due and  payable in
PREPAYMENT:                           whole on December 31, 2006; provided,
                                      however, in the event the Merger Agreement is terminated for any reason, the Loan shall be due and payable in whole within 30 days of the date of termination of the Merger Agreement.

                              2. The Loan, in whole or in part, may be converted into shares of common stock of the Borrower at the option of the Lender.

                              3. The Borrower may prepay the Loan, in whole or in part, at any time prior to maturity, without penalty, provided that such prepayment is made on the last business day of a calendar month and the Borrower has provided not less than ten (10) business days' prior notice of its intention to prepay the Loan.

SECURITY:                     The  Loan will be secured by all of the Borrower's
                              and its subsidiaries' personal property assets and real property assets, which shall be subordinate to RMB's security interests in connection with the Facility Agreement;

STRUCTURING                   FEE: In the event the Merger Agreement between
                              Borrower and Lender is terminated, the Borrower, in addition to repaying the funds advanced up to that termination date, will also reimburse Lender for all of their legal expenses incurred in connection with the Loan.

INTEREST:                     12% per annum, compounded monthly, which shall
                              accrete to the principal amount.

CONDITIONS PRECEDENT FOR      1.      Any required approvals by Borrower's and
FIRST DRAW:                           Lender's Boards of Directors;

                              2.      Execution and delivery of definitive
                                      valid, binding and enforceable Promissory
                                      Note and security documents (including
                                      intercreditor agreement with RMB) to be
                                      provided by Lender;

                              3.      Registration of all security, where
                                      prudent or necessary;

                              4.      TSX Venture Exchange approval;

                              5. Lender's approval of principal amount and intended use of proceeds; and

                              6.      Compliance by the Borrower with the
                                      covenants, in all material respects, and the accuracy of the representations and warranties, in all material respects, in the Merger Agreement.

CONDITIONS PRECEDENT FOR      1.      Lender's approval of principal amount and
SUBSEQUENT DRAWS:                     intended use of proceeds; and

                              2.      Compliance by the Borrower with the
                                      covenants, in all material respects, and the accuracy of the representations and warranties, in all material respects, in the Merger Agreement.

                              3.      No Event of Default under the Loan.

COVENANTS:                    1.      Conventional covenants and default
                                      provisions for a loan of this nature will apply, including a negative covenant on additional borrowing and granting of security by the Borrower or any of its subsidiaries.

                               2. Any proceeds from any future asset sale or equity offering by the Borrower or its subsidiaries will be used to pay down the Loan.

Romarco Minerals Inc.
Letter Agreement for Interim Financing -Western Goldfields Inc.

--------------------------------------------------------------------------------

JURISDICTION:                 The Borrower submits to the jurisdiction of the
                              courts of the State of New York and agrees to be bound to any suit, action or proceeding commenced in such courts and by any order or judgment resulting from such suit, action or proceeding, but the foregoing will in no way limit Lender's right to commence suits, actions or proceedings in respect of the Loan or security provided under the loan in any jurisdiction.

PRIVACY: The undersigned hereby consents to the collection, use and disclosure of any and all personal information about the undersigned by the Lender and its authorized agents or other representatives, as may be necessary for Lender to complete its due diligence and to proceed with the transactions contemplated herein, and such other collection, use and disclosure of any and all personal information about the undersigned as may be required or permitted by law.


If you wish to pursue discussion in accordance with the foregoing, please sign where indicated below and return this letter agreement in order that we may proceed with the preparation of the appropriate documentation.

Sincerely yours,

ROMARCO MINERALS INC.

By:


------------------------------------
Diane R. Garrett
Pres. & CEO




AGREED TO AND ACCEPTED
this ________ day of ________, 2005.



WESTERN GOLDFIELDS INC.

By:



------------------------------------
Name:
Title

THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                                 PROMISSORY NOTE


$[______________]                                           [Month] [Day], 20__

      FOR VALUE RECEIVED, the undersigned, Western Goldfields, Inc., an Idaho corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of Romarco Minerals, Inc., an Ontario corporation (the "Holder"), the principal sum of $[____________] (the "Principal"), together with interest accrued on the unpaid principal amount of this Note (the "Interest" and, together with the Principal, the "Aggregate Amount"), payable as provided herein.

                                   ARTICLE I

                                TERMS OF PAYMENT

      SECTION 1.01. Payment of Principal. The full principal amount of this Note shall be payable on [Month] [Day], 20__; provided, however, in the event the Agreement and Plan of Merger and Reorganization between the Borrower, the Holder and a subsidiary of the Holder, dated as of September 30, 2005 (the "Merger Agreement") is terminated for any reason, the Note shall be due and payable in whole within 30 days of the date of termination of the Merger Agreement (the "Maturity Date").

      SECTION 1.02. Optional Prepayments. The Borrower may, on the last Business Day of any month, (a "Business Day"), prepay the then outstanding principal amount of this Note in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that the Borrower has provided not less than ten (10) Business Days' prior notice of its intention to make such prepayment. "Business Day" shall mean any day that commercial banking institutions are open for business in New York City, New York and Vancouver, British Columbia.

      SECTION 1.03. Interest. (a) Interest shall accrue on the outstanding principal amount of this Note at a rate per annum equal to 12%, compounded monthly. Interest shall be payable on this Note on the date the principal amount of this Note is paid in full.

      (b) Anything in this Note to the contrary notwithstanding, any overdue amount of principal, interest, fees or other amounts payable under this Note shall bear interest, payable on demand, at a rate equal to 12% per annum, compounded monthly.

      SECTION 1.04. Payments and Computations. (a) The Borrower shall make each payment hereunder not later than at 11:00 A.M. (New York City time) on the day when due in United States dollars to the Holder in same day funds.

      (b) All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

      (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest.

      SECTION 1.05. Reporting Requirements. So long as any principal amount of this Note shall remain unpaid, the Borrower shall, unless the Holder shall otherwise consent in writing, furnish to the Holder:

            (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Event of Default, as defined below, continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth the details of such Event of Default and the action that the Borrower has taken and proposes to take with respect thereto.

            (b) Litigation Notice. As soon as possible and in any event within two days after obtaining actual knowledge of any actual or threatened litigation, arbitration, investigation or proceeding which may exist at any time affecting this Note or the Security Documents (as defined below), a statement of the chief executive officer of the Borrower setting forth the details of such occurrence and the action that the Borrower has taken and proposes to take with respect thereto accompanied by a copy of all relevant documents, notices, pleadings, instruments or other written communications in respect thereof received by or accessible to the Borrower.

            (c) Quarterly Financials. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its subsidiaries as of the end of such fiscal quarter and consolidated statements of income and cash flows of the Borrower and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the previous fiscal year, all in reasonable detail and duly certified by the chief financial officer of the Borrower.

            (d) Year End Financials. As soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, the audited consolidated financial statements of the Borrower and its subsidiaries as of the end of such fiscal year, including a consolidated balance sheet and consolidated statements of income and cash flows of the Borrower and its subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail and duly certified by the chief financial officer of the Borrower.

      SECTION 1.06. Covenants.

      (a) The Borrower shall perform all covenants contained in the Merger Agreement.

      (b) Neither the Borrower nor its subsidiaries shall make any expenditure in excess of $10,000 without the prior consent of the Holder.

      (c) Neither the Borrower nor its subsidiaries shall incur any indebtedness, other than pursuant to the Letter Agreement (as defined below), without the written consent of the Holder and shall not incur any other liability in excess of $10,000 without the written consent of the Holder.

      (d) Neither the Borrower nor its subsidiaries shall grant or permit to exist any security interest in the Collateral other than as contemplated by the Security Documents (as defined below) and the Inter-Creditor Agreement (as defined below).

      (e) Each of the Borrower's subsidiaries shall fully and unconditionally guarantee (the "Guarantee") on a joint and several basis the obligations of the Borrower to make principal and interest payments under the Note. If the Borrower shall acquire or create another subsidiary, then the newly acquired or created subsidiary shall become a Guarantor and execute a Guarantee. The Holder hereby acknowledges the limitation on the obligations under each Guarantee pursuant to the second paragraph of such Guarantee.

      (f) Any proceeds from any future asset sale or equity offering by the Borrower or its subsidiaries will be used to prepay the Aggregate Amount in whole or in part.

      SECTION 1.07. Security. (a) As general and continuing collateral security for the due repayment and satisfaction of all present and future indebtedness, liabilities and obligations of any kind whatsoever, under, in connection with or relating to this Note, including without limitation any ultimate unpaid balance thereof, and to secure the due performance of all of the other present and future obligations of the Borrower to the Holder, the Borrower and its subsidiaries will execute the security documents securing the Borrower's obligations under this Note for the benefit of the Holder (the "Security Documents"), which shall give the Holder a security interest in all of the Borrower's current and future personal property assets and real property assets (the "Collateral"). The Security Documents will be subject to an Inter-Creditor Agreement (the "Inter-Creditor Agreement"), among the Borrower, the Holder, RMB International (Dublin) Limited and RMB Resources Limited (collectively, "RMB"), which shall acknowledge RMB's priority interest in the Collateral.

      (b) The Borrower (i) agrees to perform the obligations required to be performed by it as set forth in the Security Documents and to cause its subsidiaries to perform the obligations required to be performed by each of them as set forth in the Security Documents and (ii) shall not, and shall not permit any of its subsidiaries to, take or omit to take any action with respect to the Collateral that might or would have the result of materially impairing the security interests in the Collateral in favor of the Holder.

      (c) The Borrower will cause, at its own expense, this Note, the Security Documents, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the security interests of the Security Documents and all parts of the Collateral and to effectuate and preserve the Collateral and all rights of the Holder.

      (d) The Holder may take all actions it deems necessary or appropriate in order to collect and receive any and all amounts payable in respect of the obligations of the Borrower hereunder and secured by the Security Documents. Such actions shall include, but not be limited to, instructing or otherwise directing any person in possession of any Collateral in connection with enforcing or effecting any term or provision of the Security Documents. The Holder shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Note, the Security Documents and such suits and proceedings as the Holder may deem expedient to preserve or protect its interests in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under any Security Documents or be prejudicial to the interests of the Holder and the Holder shall have power to appoint a receiver or receiver manager in accordance with the Security Documents.

      SECTION 1.08. Conversion.

      The Aggregate Amount outstanding, in whole or in part, at any time and from time to time shall be convertible, at the sole option of the Holder, into fully paid, non-assessable shares of Borrower common stock (the "Common Stock") at a price of $[__] per share of Common Stock (the "Conversion Price"). The Conversion Price shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Common Stock occurring on or after the date of the Merger Agreement.

      SECTION 1.09. Events of Default. If any of the following events shall occur and be continuing (in each case, an "Event of Default"):

            (a) The Borrower shall fail to pay any principal of, or interest on, this Note on the date due; or

            (b) If for any reason the Security Documents shall cease to be in full force and effect, or any security interest intended to be created thereby ceases to be or is not a valid, perfected security interest having the ranking or priority intended thereby; or

            (c) The Borrower shall fail to timely provide the Holder with any report required by Section 1.05 and such failure shall not be remedied within 5 Business Days after the Borrower shall have received notice (either oral or written) from the Holder of such failure; or

            (d) The Borrower or any of its subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any debt or obligation thereof that is outstanding in a principal or notional amount of at least $25,000 (or the currency equivalent thereof) either individually or in the aggregate (but excluding debt outstanding hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such debt or obligation; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such debt or obligation and shall continue after the applicable grace period, if any, specified in such agreement or instrument, and the maturity of such debt or obligation has been accelerated or otherwise to cause, or to permit the holder thereof to cause, such debt or obligation to mature; or any such debt or obligation shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such debt or obligation shall be required to be made, in each case prior to the stated maturity thereof; or

            (e) The Borrower or any of its subsidiaries shall generally not pay their debts as such debts become due, or shall admit in writing their inability to pay their debts generally; or an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, or of a substantial part of the property or assets of the Borrower, under any applicable bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the property or assets of the Borrower or (iii) the winding-up or liquidation of either the Borrower or any of its subsidiaries; and such proceeding or petition shall continue undismissed or unstayed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered; or

            (f) The Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under any applicable bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (c) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the property or assets of the Borrower, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate action for the purpose of effecting any of the foregoing;

            (g) Monetary judgments or orders for the payment of money in excess of an aggregate of $25,000 (or the currency equivalent thereof) shall be rendered against the Borrower or any of its subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (h) Any provision of this Note shall for any reason cease to be valid and binding on or enforceable against the Borrower or a Guarantor, or the Borrower or a Guarantor shall deny any further obligation or liability under this Note or the Guarantee; or

            (i) It is or will become unlawful for the Borrower or a Guarantor to fulfill or comply with any obligation under this Note or its Guarantee, as applicable; or

            (j) Failure by the Borrower for 10 days after written notice by the Holder to comply with any of the other agreements in this Note; or

            (k) Breach by the Borrower of any representation or covenant contained in the Merger Agreement.


then, and in any such event, the Holder may, by notice to the Borrower, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE II

                                  MISCELLANEOUS

      SECTION 2.01. Amendments, Etc. No amendment or waiver of any provision of this Note, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 2.02. Expenses. The Borrower hereby agrees upon demand to pay to the Holder the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Holder may incur in connection with the exercise or enforcement of any of the rights of the Holder hereunder.

      SECTION 2.03. Waivers; Remedies. (a) No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      (b) The Borrower hereby waives presentment for payment, demand, notice of dishonor and protest of this Note.

            SECTION 2.04. Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by any successor in interest to the Holder. The Holder may assign any of its rights or obligations under this Note without the consent of the Borrower.

    SECTION 2.05. Letter Agreement. Note Controls. This Note has been issued pursuant to a Letter Agreement for Interim Financing, dated as of __________, 2005 (the "Letter Agreement"), between the Borrower and the Holder. The terms of the Letter Agreement shall be incorporated by reference herein and shall be binding on the Holder; provided, however, if the Letter Agreement conflicts with this Notes, this Note shall control.

      SECTION 2.06. Severability. In case any provision or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      SECTION 2.07. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                      WESTERN GOLDFIELDS, INC.


                                      By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    GUARANTEE

      For value received, each Guarantor hereby fully and unconditionally guarantees, as principal obligor and not merely as surety, on an unsecured, senior, joint and several basis, to Holder and its successors and assigns, that
(1) the principal and interest on this Note will be promptly paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal of and interest on this Note, if any, if lawful, and all other monetary obligations of the Borrower under this Note shall be promptly paid in full or performed, all in accordance with the terms of this Note and (2) in case of any extension of time of payment or renewal of this Note or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity, by acceleration or otherwise (collectively, the "Obligations"). Failing payment when due of any Obligation, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this Guarantee shall be a guaranty of payment and not of collection. All payments under this Guarantee shall be made in U.S. Dollars.

      Each Guarantor confirms that it is the intention of all parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy or fraudulent conveyance statutes, or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Guarantor and the Holder hereby irrevocably agree that the obligations of such Guarantor shall be limited such that the obligations under such Guarantee will not result in the Guarantee constituting a fraudulent transfer or conveyance.

      These and other additional obligations of the Guarantors to the Holder pursuant to this Guarantee are expressly set forth in this Note to which reference is hereby made for the precise terms of such obligations.

      THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed.

                               [Name of Guarantors],
                               as Guarantors



                               By:
                                  ------------------------------------------
                                    Name:
                                    Title: